UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
December 12, 2011

INNOVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-52991	87-0324697
(Commission File Number	(IRS Employer Identification No.)

80 West Sierra Madre Blvd., #392, Sierra Madre,	CA 91024
(Address of Principal Executive Offices)	(Zip Code)

626-355-6730

(Registrant’s Telephone Number, Including Area Code)

North Horizon, Inc.
2290 East 4500 South, Suite 130, Salt Lake City, Utah 84117

(Former name and Former Address, if changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

EXPLANATORY NOTE

This Report on Form 8-K is filed in connection with a number of transactions consummated by Innovus Pharmaceuticals, Inc., (formerly known as North Horizon, Inc.,) (the “Company”) and with certain events and actions taken by the Company.

This Report includes the following items on Form 8-K:

Item 1.01  Entry into a Material Definitive Agreement
Item 2.01  Completion of Acquisition or Disposition of Assets
Item 5.01  Change in Control of Registrant
Item 5.02  Departure of Directors or Principal officers; Election of Directors; Appointment of Principal Officer; Compensatory Arrangements of Certain Officers
Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06  Change in Shell Company Status
Item 9.01 Financial Statements and Exhibits

When used in the Current Report on Form 8-K the terms “we,” “us,” “our,” and similar words reference the Company.

Special Note about Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current views about future events and financial performance based on certain assumptions. They include opinions, forecasts, intentions, plans, goals, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. Words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “believes,” “anticipates,” “intends,” “estimates,” “approximates,” “predicts,” or “projects,” or the negative or other variation of such words, and similar expressions may identify a statement as a forward-looking statement. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results and the development of our products, are forward-looking statements. Forward-looking statements in this report may include statements about:

• future financial and operating results;
• our ability to fund operations and business plans, and the timing of any funding or corporate development transactions we may pursue;
• the timing, conduct and outcome of discussions with regulatory agencies, regulatory submissions and clinical trials;

• our beliefs and opinions about the safety and efficacy of our products and product candidates and the results of our clinical studies and trials;
• our ability to enter into acceptable relationships with one or more contract manufacturers or other service providers on which we may depend and the ability of such contract manufacturers or other service providers to conduct studies, manufacture biologics or key product components, or to provide other services, of an acceptable quality on a timely and cost-effective basis;
• our ability to enter into acceptable relationships with one or more development or commercialization partners to advance the commercialization of new products and product candidates and the timing of any product launches; our growth, expansion and acquisition strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;
• our ability to pursue and effectively develop new product opportunities and acquisitions and to obtain value from such product opportunities and acquisitions;
• our ability to maintain the listing of our common stock on a national exchange;
• our intellectual property rights and those of others, including actual or potential competitors;
• our personnel, consultants and collaborators;
• current and future economic and political conditions;
• overall industry and market performance;
• the impact of accounting pronouncements;
• management’s goals and plans for future operations; and
• other assumptions described in this report underlying or relating to any forward-looking statements

The forward-looking statements in this report speak only as of the date of this report and caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to certain events, risks, and uncertainties that may be beyond our control. When considering forward-looking statements, you should carefully review the risks, uncertainties and other cautionary statements in this report as they identify certain important factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include, among others, the risks described under Item 1A and elsewhere in this report, as well as in other reports and documents we file with the United States Securities and Exchange Commission (SEC). Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statement to conform these statement to actual results.

Item 1.01   Entry into a Material Definitive Agreement

Merger Agreement and Plan of Merger

Previously we announced that the Company entered into a Merger Agreement and Plan of Merger (the “Agreement”) with FasTrack Pharmaceutical, Inc., (“FasTrack”) whereby a subsidiary of the Company would merge into FasTrack and through the merger FasTrack would become a wholly owned subsidiary of the Company.  This was announced in a Form 8-K filed on July 20, 2011, with the SEC.  The Agreement was filed as an Exhibit to the Report on Form 8-K.

On September 27, 2011, we mailed to our shareholders a definitive information statement describing among other things FasTrack and its assets and future plans and the changes that would be accomplished in the transactions between the Company and FasTrack.

Item 2.01	Completion of Acquisition or Disposition of Assets

Closing of Agreement

Pursuant to the Agreement the Company acquired FasTrack.  FasTrack became a wholly owned subsidiary of the Company.  In the Closing the Company acquired the issued and outstanding shares common stock of FasTrack and the interest of a convertible note holder and a warrant holder.  To complete the acquisition the Company issued approximately 15,238,938 shares of its post reverse split common stock.  The North Horizon shareholders own approximately eight percent (8%) of the issued and outstanding shares of common stock and the FasTrack shareholders and others own ninety-two per cent of the issued and outstanding shares.  These numbers reflect the ten into one reverse split of the issued and outstanding shares of common stock.

Following is a summary of the changes and actions that resulted from the Closing of the Agreement.

1.           Name Change: The Company changed its name to Innovus Pharmaceuticals, Inc.

2.           Capitalization: The Company’s capitalization is 150,000,000 shares of common stock.

3,           New Directors and Change in Control: Vivian Liu; Henry Esber, Ph.D.; and Ziad Mirza, M.D., became the directors of the Company.

4.           Reverse Split: The Company’s issued and outstanding shares in the amount of 13,251,250 were subject to a reverse split on the basis of ten shares into one share (10:1) The reverse split was effective on December 7, 2011.

The foregoing is a brief summary of the Agreement and the transactions inherent herein.  The summary is subject to the detailed provisions of the Agreement which was an Exhibit to the Report on Form 8-K filed on July 20, 2011, and which is incorporated herein by reference.

In the closing of the Agreement the officers and directors of the Company resigned and Vivian Liu; Henry Esber, Ph.D.; and Ziad Mirza, M.D., became the directors of the Company.

All references and descriptions of the Agreement and the transactions contemplated thereby are subject to the more detailed provisions stated in the Agreement.  All references to the Agreement are qualified in their entirety by the text of the Agreement.

The actions necessary to approve the various amendments and other transactions that were encompassed in and part of the Agreement were approved by the respective board of directors of the entities and the requisite shareholder votes were accomplished, in part, by written consents.  This obviated the holding and convening of shareholder meetings.

CORPORATE HISTORY

Business of the Company

Innovus Pharmaceuticals, Inc. (“Innovus Pharma”) is focused on the development and in-licensing/acquisition of new and innovative pharmaceutical product opportunities that offer definable pathways to regulatory approvals, partnering and commercialization.  We have a three-pronged approach in our business strategy:

•	To internally develop new, 505(b)(2) topical products based on a proven drug delivery technology; and
•	To in-license/acquire late stage revenue generating pharmaceutical products in dermatology and pain management; and
•	To leverage near term revenue opportunities afforded by our proprietary pipeline comprised of ethical therapeutic (“Rx”) and over-the-counter (“OTC”) products.

Our business model is designed to create multiple opportunities for success while minimizing the risks associated with reliance on any single technology platform or product type, and to bridge the critical gap between promising new product candidates and product opportunities that are ready for commercialization. Consistent with our long-term strategy, we intend to consider various corporate development transactions designed to place our product candidates into larger organizations or with partners having existing commercialization, sales and marketing resources, and a need for innovative products. Such transactions could involve the sale, partnering or other monetization of particular product opportunities or businesses.

In parallel, as our business strategy advances and corresponding valuations are established, we plan to pursue new product opportunities and acquisitions with strong value enhancement potential. Our long-term goal is to improve our balance sheet and cash flow with minimal dilution to our shareholders.  This strategy may include debt financing and/or acquisitions of small revenue generating companies and products, which we believe would accelerate our shareholders' return on investment and provide us with additional cash flow to fund our own product development.

Our Proprietary Product and Technology Portfolios

In our portfolio of Rx products, we have a partial interest in the potential commercial value of PrevOnco™, a Phase 2/3 second-line Orphan Drug therapy for patients with hepatocellular carcinoma or liver cancer.  PrevOnco is based on lansoprazole, a drug widely used to treat gastro-esophageal reflux disease. Preclinical animal data have shown the drug to also be effective in shrinking the tumors commonly associated with liver cancer. In 2010, FasTrack sold the development rights of the product to NexMed (U.S.A.), Inc., (“NexMed”) a wholly-owned subsidiary of Apricus Biosciences, Inc. (Nasdaq: APRI) (“Apricus Bio”).  In exchange, we are entitled to receive up to 50% of the net commercial value of the product in the event Apricus Bio successfully licenses the product to a commercialization partner.

Pursuant to the overall terms of our PrevOnco agreements with Apricus Bio, we have the right to develop two products based on their proprietary NexACTR multi-route drug delivery technology. NexACT utilizes patented novel excipients or "penetration enhancers" that when incorporated into drug formulations, may improve their absorption and bioavailability.   Varying the concentration of the NexACT enhancer allows for local or systemic delivery of drug as desired.   NexACT has been clinically-validated and has a well-established safety and efficacy profile.  The technology is incorporated in VitarosR, a topical treatment for erectile dysfunction approved for local marketing by Health Canada in October 2010.

We intend to incorporate NexACT with off-patent drugs and follow a 505(b)(2) approval pathway, which typically has a significantly shorter development cycle with less pre-clinical and clinical studies required by the regulatory agencies.  We are actively exploring possible topical product candidates in dermatology.  In June 2011, we entered into two research agreements with NexMed to conduct feasibility studies using the NexACT technology with active drug ingredients identified by us.  One study, completed in September 2011, focused on a new NexACT-based minoxidil formulation for treating hair loss. Minoxidil is the active ingredient in RogaineR, a widely marketed topical product for treating male and female hair loss.  The study results showed that the inclusion of NexACT significantly enabled the absorption of minoxidil into the human cadaver skin model.  Assuming the availability of financing, we plan to conduct additional studies to optimize the NexACT-based minoxidil formulation and take it into human clinical trials.

Within our Rx portfolio is a development platform based on SSAO inhibitors.   SSAO is known as vascular adhesion protein-1 or VAP-1, and is a dual function molecule with enzymatic and cell adhesion activities. These inhibitors are designed to reduce inflammation by blocking the white blood cells and reducing the levels of inflammatory mediators. A prior owner had developed a treatment for Lupus based on the SSAO platform, but that product failed in late-stage clinical studies.  In 2009, FasTrack acquired the SSAO patent portfolio because of the possibility that the SSAO platform had potential for the right medical indication.  Because the SSAO platform has unproven safety and efficacy profiles, to develop a product based on this platform would require significant resources and longer development time.  We do not have these resources presently and no assurance can be given that even if proper resources were available, we would seek to develop or if development were pursued a successful SSAO platform would be accomplished.  To facilitate the SSAO development we may seek a partnership relationship.

In our portfolio of OTC products, we have two opportunities for development and/or out-licensing.  Apeaz™ is a treatment for pain relief.  It is an FDA-compliant arthritis cream that delivers different ingredients to various layers of the skin and muscle.  The product had previously reached peak sales of $500,000 per annum, and was sold through a U.S. based distributor.  However, the distributor went out of business in 2009 and all sales for Apeaz ceased. We believe that with new packaging and a new distribution network, we could re-launch the product and regain some if not all of the previous sales volume.  However, there is no assurance that we would be successful in our efforts.

In addition, we have Regia™, which is a plant-derived, anti-microbial agent for reducing the bleeding of gums when used in OTC products such as mouthwash.  We have an issued US patent which expires in … for Regia™ and applications pending in selected international markets. Our intention is to out-license the patent portfolio for Regia™ to potential development partners in the OTC space.

Prior Transactions

Innovus Pharma, formerly known as North Horizon, Inc., was organized as a Utah corporation in 1959.  In 2007, we changed our domicile to Nevada, and for the past several years, maintained the Company as a corporate entity and filed requisite reports with the U.S. Securities and Exchange Commission.  On December 7, 2011, we acquired FasTrack Pharmaceuticals, Inc., a Delaware corporation, which became our wholly-owned subsidiary.  FasTrack was a specialty pharmaceutical company with a development pipeline of Rx and OTC products.

FasTrack was organized by shareholders of Bio-Quant, Inc., (Bio-Quant”), which was a Utah corporation founded in 2000 and operated as a contract research organization for the pharmaceutical industry.  In late 2008, Bio-Quant decided to focus on its core business of pre-clinical testing services, and sold its pharmaceutical assets to FasTrack and Sorrento Pharmaceuticals, Inc. (“Sorrento”), which focused on the development of Rx and OTC products, respectively. The limited funding of both FasTrack and Sorrento severely limited their activities and operations. In March 2011, the shareholders of FasTrack and Sorrento decided to combine operations in an effort to better position the combined entity for new investors.  Pursuant to an asset purchase agreement between the two companies, FasTrack acquired Sorrento’s assets and liabilities.

In December 2009, Bio-Quant was acquired as a wholly-owned subsidiary by NexMed, Inc., the predecessor of Apricus Bio.  NexMed (U.S.A.), Inc., (“NexMed”) is another wholly-owned subsidiary of Apricus Bio, and the party which acquired the rights of PrevOnco from FasTrack in March 2010.

FasTrack anticipates that if it enters into production for any of its products the raw materials will be readily available in the market. At the present time FasTrack has no customers and has no backlog.

FasTrack has one patent issued for Regia™ in Morocco and one issued in the U.S., and an application pending in Europe.  FasTrack has a series of patents issued and patent applications pending in the U.S.A. and internationally for its SSAO technology platform.

CONSULTING AGREEMENT

In January 2011 FasTrack entered into a Financial Advisory and Consulting Agreement with Dawson James Securities, Inc., for a 12 month term.  If FasTrack is sold or engages in a merger, the Consultant will receive $50,000 and warrants to purchase shares of the FasTrack’s common stock equal to 2.5% of the Company’s outstanding common stock, on a fully-diluted basis.  The warrant would have a term of seven years and have an exercise price of $0.01 per share.

Manufacturing

We intend to contract with third parties for the manufacture of our compounds for investigational purposes, for preclinical and clinical testing and for any FDA approved products for commercial sale. All of our compounds are small molecules, generally constructed using industry standard processes and use readily accessible raw materials.

Government Regulation

The U.S. Food and Drug Administration (“FDA”) and other federal, state, local and foreign regulatory agencies impose substantial requirements upon the clinical development, approval, labeling, manufacture, marketing and distribution of drug products. These agencies regulate, among other things, research and development activities and the testing, approval, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, advertising and promotion of our product candidates. The regulatory approval process is generally lengthy and expensive, with no guarantee of a positive result. Moreover, failure to comply with applicable FDA or other requirements may result in civil or criminal penalties, recall or seizure of products, injunctive relief including partial or total suspension of production, or withdrawal of a product from the market.

The FDA regulates, among other things, the research, manufacture, promotion and distribution of drugs in the United States under the Federal Food, Drug and Cosmetic Act (“FFDCA”) and other statutes and implementing regulations. The process required by the FDA before prescription drug product candidates may be marketed in the United States generally involves the following:

– completion of extensive nonclinical laboratory tests, animal studies and formulation studies, all performed in accordance with the FDA’s Good Laboratory Practice regulations;

– submission to the FDA of an Investigational New Drug application (“IND”), which must become effective before human clinical trials may begin;
– for some products, performance of adequate and well-controlled human clinical trials in accordance with the FDA’s regulations, including Good Clinical Practices, to establish the safety and efficacy of the product candidate for each proposed indication;
– submission to the FDA of a New Drug Application (“NDA”);
– satisfactory completion of an FDA preapproval inspection of the manufacturing facilities at which the product is produced to assess compliance with current Good Manufacturing Practice, or cGMP, regulations; and
– FDA review and approval of the NDA prior to any commercial Marketing, sale or shipment of the drug.

The testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product candidates will be granted on a timely basis, if at all.

Nonclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as studies to evaluate toxicity in animals and other animal studies. The results of nonclinical tests, together with manufacturing information and analytical data, are submitted as part of an IND to the FDA. Some nonclinical testing may continue even after an IND is submitted. The IND also includes one or more protocols for the initial clinical trial or trials and an investigator’s brochure. An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions relating to the proposed clinical trials as outlined in the IND and places the clinical trial on a clinical hold. In such cases, the IND sponsor and the FDA must resolve any outstanding concerns or questions before any clinical trials can begin. Clinical trial holds also may be imposed at any time before or during studies due to safety concerns or non-compliance with regulatory requirements. An independent institutional review board, or IRB, at each of the clinical centers proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences. An IRB considers, among other things, whether the risks to individuals participating in the trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the consent form signed by the trial participants and must monitor the study until completed.

Clinical Trials

Clinical trials involve the administration of the product candidate to human subjects under the supervision of qualified medical investigators according to approved protocols that detail the objectives of the study, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor participant safety. Each protocol is submitted to the FDA as part of the IND.

Human clinical trials are typically conducted in three sequential phases, but the phases may overlap, or be combined.

Phase 1 clinical trials typically involve the initial introduction  of the product candidate into healthy human volunteers.  In Phase 1 clinical trials, the product candidate is typically  tested for safety, dosage tolerance, absorption,  metabolism, distribution, excretion and pharmacodynamics.

Phase 2 clinical trials are conducted in a limited patient  population to gather evidence about the efficacy of the  product candidate for specific, targeted indications; to  determine dosage tolerance and optimal dosage; and to identify  possible adverse effects and safety risks.

Phase 3 clinical trials are undertaken to evaluate clinical  efficacy and to test for safety in an expanded patient  population at geographically dispersed clinical trial sites.  The size of Phase 3 clinical trials depends upon clinical and  statistical considerations for the product candidate and disease,  but sometimes can include several thousand patients. Phase 3  clinical trials are intended to establish the overall risk-benefit  ratio of the product candidate and provide an adequate  basis for product labeling.

Clinical testing must satisfy extensive FDA regulations. Reports detailing the results of the clinical trials must be submitted at least annually to the FDA and safety reports must be submitted for serious and unexpected adverse events. Success in early stage clinical trials does not assure success in later stage clinical trials. The FDA, an IRB or we may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk.

New Drug Applications

Assuming successful completion of the required clinical trials, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of an NDA. An NDA also must contain extensive manufacturing information, as well as proposed labeling for the finished product. An NDA applicant must develop information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with cGMP. The manufacturing process must be capable of consistently producing quality product within specifications approved by the FDA. The manufacturer must develop methods for testing the quality, purity and potency of the final product. In addition, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product does not undergo unacceptable deterioration over its shelf life. Prior to approval, the FDA will conduct an inspection of the manufacturing facilities to assess compliance with cGMP.

The FDA reviews all NDAs submitted before it accepts them for filing. The FDA may request additional information rather than accept an NDA for filing. In this event, the NDA must be resubmitted with the additional information and is subject to review before the FDA accepts it for filing. After an application is filed, the FDA may refer the NDA to an advisory committee for review, evaluation and recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendation of an advisory committee, but it considers them carefully when making decisions. The FDA may deny approval of an NDA if the applicable regulatory criteria are not satisfied. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than we interpret the same data. The FDA may issue a complete response letter, which may require additional clinical or other data or impose other conditions that must be met in order to secure final approval of the NDA. If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. In addition, the FDA may require us to conduct Phase 4 testing which involves clinical trials designed to further assess a drug’s safety and effectiveness after NDA approval, and may require surveillance programs to monitor the safety of approved products which have been commercialized. Once issued, the FDA may withdraw product approval if ongoing regulatory requirements are not met or if safety or efficacy questions are raised after the product reaches the market.

Section 505(b)(2) NDAs

There are two types of NDAs: the full NDA and the Section 505(b)(2) NDA. When possible, we intend to file Section 505(b)(2) NDAs that might, if accepted by the FDA, save time and expense in the development and testing of our product candidates. A full NDA is submitted under Section 505(b)(1) of the FFDCA, and must contain full reports of investigations conducted by the applicant to demonstrate the safety and effectiveness of the drug. A Section 505(b)(2) NDA may be submitted for a drug for which one or more of the investigations relied upon by the applicant was not conducted by or for the applicant and for which the applicant has no right of reference from the person by or for whom the investigations were conducted. A Section 505(b)(2) NDA may be submitted based in whole or in part on published literature or on the FDA’s finding of safety and efficacy of one or more previously approved drugs, which are known as reference drugs. Thus, the filing of a Section 505(b)(2) NDA may result in approval of a drug based on fewer clinical or nonclinical studies than would be required under a full NDA. The number and size of studies that need to be conducted by the sponsor depends on the amount and quality of data pertaining to the reference drug that are publicly available, and on the similarity of and differences between the applicant’s drug and the reference drug. In some cases, extensive, time-consuming, and costly clinical and nonclinical studies may still be required for approval of a Section 505(b)(2) NDA.

Because we may develop new formulations of previously approved chemical entities, our drug approval strategy is to submit Section 505(b)(2) NDAs to the FDA. The FDA may not agree that our product candidates are approvable as Section 505(b)(2) NDAs. If the FDA determines that Section 505(b)(2) NDAs are not appropriate and that full NDAs are required for our product candidates, the time and financial resources required to obtain FDA approval for product candidates could substantially and materially increase, and our products might be less likely to be approved. If the FDA requires full NDAs for product candidates, or requires more extensive testing and development for some other reason, our ability to compete with alternative products that arrive on the market more quickly than the product candidates would be adversely impacted.

Patent Protections

An applicant submitting a Section 505(b)(2) NDA must certify to the FDA the patent status of the reference drug upon which the applicant relies in support of approval of its drug. With respect to every patent listed in the FDA’s Orange Book, which is the FDA’s list of approved drug products, as claiming the reference drug or an approved method of use of the reference drug, the Section 505(b)(2) applicant must certify that: (1) there is no patent information listed by the FDA for the reference drug; (2) the listed patent has expired; (3) the listed patent has not expired, but will expire on a particular date; (4) the listed patent is invalid, unenforceable, or will not be infringed by the manufacture, use, or sale of the product in the Section 505(b)(2) NDA; or (5) if the patent is a use patent, that the applicant does not seek approval for a use claimed by the patent. If the applicant files a certification to the effect of clause (1), (2) or (5), FDA approval of the Section 505(b)(2) NDA may be made effective immediately upon successful FDA review of the application, in the absence of marketing exclusivity delays, which are discussed below. If the applicant files a certification to the effect of clause (3), the Section 505(b)(2) NDA approval may not be made effective until the expiration of the relevant patent and the expiration of any marketing exclusivity delays.

If the Section 505(b)(2) NDA applicant provides a certification to the effect of clause (4), referred to as a paragraph IV certification, the applicant also must send notice of the certification to the patent owner and the holder of the NDA for the reference drug. The filing of a patent infringement lawsuit within 45 days of the receipt of the notification may prevent the FDA from approving the Section 505(b)(2) NDA for 30 months from the date of the receipt of the notification unless the court determines that a longer or shorter period is appropriate because either party to the action failed to reasonably cooperate in expediting the action. However, the FDA may approve the Section 505(b)(2) NDA before the 30 months have expired if a court decides that the patent is invalid, unenforceable, or not infringed, or if a court enters a settlement order or consent decree stating the patent is invalid or not infringed.

Notwithstanding the approval of many products by the FDA pursuant to Section 505(b)(2), over the last few years certain brand-name pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA’s interpretation of Section 505(b)(2) is successfully challenged in court, the FDA may be required to change its interpretation of Section 505(b)(2) which could delay or even prevent the FDA from approving any Section 505(b)(2) NDA that we submit. The pharmaceutical industry is highly competitive, and it is not uncommon for a manufacturer of an approved product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. Moreover, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition.

Marketing Exclusivity

Market exclusivity provisions under the FFDCA can delay the submission or the approval of Section 505(b)(2) NDAs, thereby delaying a Section 505(b)(2) product from entering the market. The FFDCA provides five-year marketing exclusivity to the first applicant to gain approval of an NDA for a new chemical entity, or NCE, meaning that the FDA has not previously approved any other drug containing the same active moiety. This exclusivity prohibits the submission of a Section 505(b)(2) NDA for any drug product containing the active ingredient during the five-year exclusivity period. However, submission of a Section 505(b)(2) NDA that certifies that a listed patent is invalid, unenforceable, or will not be infringed, as discussed above, is permitted after four years, but if a patent infringement lawsuit is brought within 45 days after such certification, FDA approval of the Section 505(b)(2) NDA may automatically be stayed until 7 1/2 years after the NCE approval date. The FFDCA also provides three years of marketing exclusivity for the approval of new and supplemental NDAs for product changes, including, among other things, new indications, dosage forms, routes of administration or strengths of an existing drug, or for a new use, if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by FDA to be essential to the approval of the application. Five-year and three-year exclusivity will not delay the submission or approval of another full NDA; however, as discussed above, an applicant submitting a full NDA under Section 505(b)(1) would be required to conduct or obtain a right of reference to all of the preclinical and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Other types of exclusivity in the United States include orphan drug exclusivity and pediatric exclusivity. The FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making available in the United States a drug for this type of disease or condition will be recovered from sales in the United States for that drug. Seven-year orphan drug exclusivity is available to a product that has orphan drug designation and that receives the first FDA approval for the indication for which the drug has such designation. Orphan drug exclusivity prevents approval of another application for the same drug for the same orphan indication, for a period of seven years, regardless of whether the application is a full NDA or a Section 505(b)(2) NDA, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity. Pediatric exclusivity, if granted, provides an additional six months to an existing exclusivity or statutory delay in approval resulting from a patent certification. This six-month exclusivity, which runs from the end of other exclusivity protection or patent delay, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study.

Section 505(b)(2) NDAs are similar to full NDAs filed under Section 505(b)(1) in that they are entitled to any of these forms of exclusivity if they meet the qualifying criteria. They also are entitled to the patent protections described above, based on patents that are listed in the FDA’s Orange Book in the same manner as patents claiming drugs and uses approved for NDAs submitted as full NDAs.

Other Regulatory Requirements

Maintaining substantial compliance with appropriate federal, state and local statutes and regulations requires the expenditure of substantial time and financial resources. Drug manufacturers are required to register their establishments with the FDA and certain state agencies, and after approval, the FDA and these state agencies conduct periodic unannounced inspections to ensure continued compliance with ongoing regulatory requirements, including cGMPs. In addition, after approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. The FDA may require post-approval testing and surveillance programs to monitor safety and the effectiveness of approved products that have been commercialized. Any drug products manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including:

– meeting record-keeping requirements;
– reporting of adverse experiences with the drug;
– providing the FDA with updated safety and efficacy information;
– reporting on advertisements and promotional labeling;
– drug sampling and distribution requirements; and
– complying with electronic record and signature requirements.

In addition, the FDA strictly regulates labeling, advertising, promotion and other types of information on products that are placed on the market. There are numerous regulations and policies that govern various means for disseminating information to health-care professionals as well as consumers, including to industry sponsored scientific and educational activities, information provided to the media and information provided over the Internet. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label.

The FDA has very broad enforcement authority and the failure to comply with applicable regulatory requirements can result in administrative or judicial sanctions being imposed on us or on the manufacturers and distributors of our approved products, including warning letters, refusals of government contracts, clinical holds, civil penalties, injunctions, restitution, and disgorgement of profits, recall or seizure of products, total or partial suspension of production or distribution, withdrawal of approvals, refusal to approve pending applications, and criminal prosecution resulting in fines and incarceration. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. In addition, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market.

Food and Drug Administration Amendments Act of 2007

In September 2007, the Food and Drug Administration Amendments Act of 2007, or FDAAA, became law. This legislation grants significant new powers to the FDA, many of which are aimed at improving drug safety and assuring the safety of drug products after approval. In particular, the new law authorizes the FDA to, among other things, require post-approval studies and clinical trials, mandate changes to drug labeling to reflect new safety information, and require risk evaluation and mitigation strategies for certain drugs, including certain currently approved drugs. In addition, the new law significantly expands the federal government’s clinical trial registry and results databank and creates new restrictions on the advertising and promotion of drug products. Under the FDAAA, companies that violate these and other provisions of the new law are subject to substantial civil monetary penalties.

The FDA has not yet implemented many of the provisions of the FDAAA, so we cannot predict the impact of the new legislation on the pharmaceutical industry or our business. However, the requirements and changes imposed by the FDAAA may make it more difficult, and more costly, to obtain and maintain approval for new pharmaceutical products, or to produce, market and distribute existing products. In addition, the FDA’s regulations, policies and guidance are often revised or reinterpreted by the agency or the courts in ways that may significantly affect our business and our products. It is impossible to predict whether additional legislative changes will be enacted, or FDA regulations, guidance or interpretations changed, or what the impact of such changes, if any, may be.

Employees

We currently have one employee who serves as our President and Chief Executive Officer.  Our one employee is not represented by a labor union, and has good relations with Company. See “Management” for biographical information on our management team and directors.  Subject to the availability of financing our intention is to expand our staff to five employees within 12 months in order to implement our growth strategy.

PROPERTIES

We currently do not have any corporate facility.  Our employee operates from her residence.  Subject to the availability of financing our intention is to lease a small corporate office.

RISK FACTORS

Our business endeavors and our common stock involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this Report.  If any of the following risks actually occur, they may materially harm our business and our financial condition and results of operations. In that event, the market price of our common stock could decline, and investors could lose part or all of their investment.

FACTORS THAT COULD AFFECT OUR FUTURE RESULTS

RISKS RELATED TO THE COMPANY

We continue to require external financing to fund our operations, which may not be available.

We expect that we need a positive cash flow to fund our ongoing operations, including the development of our products under development and the annual costs to remain a public company, including legal, audit and listing fees.  Given our current lack of cash resources, we may not be able to implement our growth strategy unless we raise significant capital, enter into licensing and commercialization agreements, or partnering agreements.  If we are unable to accomplish these objectives, we would be unable to advance certain programs and may be forced to curtail our operations.

We will continue to incur operating losses.

We have not marketed or generated sales revenues from our product candidates under development, we have never been profitable and have incurred an accumulated deficit of approximately $(667,024) since our inception through September 30, 2011. Our ability to generate revenues and to achieve profitability and positive cash flow will depend on the successful licensing and commercialization of our product candidates currently approved or in human clinical trials and those earlier stage products and technology under development.

Our ability to become profitable will depend, among other things, on our (1) raising sufficient capital to implement our growth strategy, (2) obtaining of regulatory approvals of our proposed product candidates, (3) success in licensing, manufacturing, distributing and marketing our proposed product candidates, if approved, and (4) increasing profitability through acquisitions and growth and development of our operations.  If we are unable to accomplish these objectives, we may be unable to achieve profitability and would need to raise additional capital to sustain our operations.

If we fail to attract and keep senior management and key scientific personnel, we may be unable to successfully operate our business.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management and scientific personnel and on its ability to develop and maintain important relationships with healthcare providers, clinicians and scientists.  We are highly dependent upon our management, particularly Vivian Liu, our Chairman, President and Chief Executive Officer.  Although we have an employment agreement with Ms. Liu, these types of agreements are generally terminable at will at any time, and, therefore, we may not be able to retain their services as expected. The loss of services of one or more members of our management could delay or prevent us from obtaining new clients and successfully operating our business.  Competition for qualified personnel in the biotechnology and pharmaceuticals field is intense.  We may need to hire additional personnel as we expand our commercial activities.  We may not be able to attract and retain qualified personnel on acceptable terms.

Our ability to maintain, expand or renew our business and to get business from new clients, particularly in the drug development sector, also depends on our ability to subcontract and retain scientific staff with the skills necessary to keep pace with continuing changes in drug development technologies.

We currently have no sales force or marketing organization and will need, but may not be able, to attract marketing partners or afford qualified or experienced marketing and sales personnel for our product candidates under development.

We have no internal sales and marketing capabilities.  In order to market any product candidate directly to customers that may be approved, we will need to build a sales and marketing infrastructure and/or attract marketing partners that will need to spend significant funds to inform potential customers, including third-party distributors, of the distinctive characteristics and benefits of our product candidates. Our operating results and long term success will depend, among other things, on our ability to establish (1) successful arrangements with domestic and additional international distributors and marketing partners and (2) if we cannot find such partners or choose to market and sell the product directly to customers, an effective internal marketing and sales organization.  Consummation of partnering arrangements is subject to the negotiation of complex contractual relationships, and we may not be able to negotiate such agreements on a timely basis, if at all, or on terms acceptable to us.  If we enter into third party arrangements, our revenues would be lower as we would share the revenues with our licensing, commercialization and development partners.  If we are unable to launch a drug, we may realize little or no revenue from sales in markets where we have approval.

Pre-clinical and clinical trials are inherently unpredictable.  If we or our partners do not successfully conduct these trials or gain regulatory approval, we or our partners may be unable to market our product candidates.

Through pre-clinical studies and clinical trials, our product candidates must be demonstrated to be safe and effective for their indicated uses. Results from pre-clinical studies and early clinical trials may not be indicative of, or allow for prediction of results in later-stage testing.  Many of the pre-clinical studies that we have conducted are in animals with “models” of human disease states.  Although these tests are widely used as screening mechanisms for drug candidates before being advanced to human clinical studies, results in animal studies are less reliable predictors of safety and efficacy than results of human clinical studies.  Future clinical trials may not demonstrate the safety and effectiveness of our product candidates or may not result in regulatory approval to market our product candidates.  Commercial sales in the United States of our product candidates cannot begin until final FDA approval is received.  The failure of the FDA to approve our product candidates for commercial sales will have a material adverse effect on our prospects and could have a negative effect on the Company’s stock price.

Patents and intellectual property rights are important to us but could be challenged.

Proprietary protection for our pharmaceutical products and products under development is of material importance to our business in the U.S. and most other countries. We have sought and will continue to seek proprietary protection for our product candidates to attempt to prevent others from commercializing equivalent products in substantially less time and at substantially lower expense. Our success may depend on our ability to (1) obtain effective patent protection within the U.S. and internationally for our proprietary technologies and products, (2) defend patents we own, (3) preserve our trade secrets, and (4) operate without infringing upon the proprietary rights of others.  In addition, we have agreed to indemnify our partners for certain liabilities with respect to the defense, protection and/or validity of our patents and would also be required to incur costs or forego revenue if it is necessary for our partners to acquire third party patent licenses in order for them to exercise the licenses acquired from us.

While we have obtained patents and have many patent applications pending, the extent of effective patent protection in the U.S. and other countries is highly uncertain and involves complex legal and factual questions.  No consistent policy addresses the breadth of claims allowed in or the degree of protection afforded under patents of medical and pharmaceutical companies.  Patents we currently own or may obtain might not be sufficiently broad enough to protect us against competitors with similar technology.  Any of our patents could be invalidated or circumvented.

While we believe that our patents would prevail in any potential litigation, the holders of competing patents could determine to commence a lawsuit against us and even prevail in any such lawsuit.  If we sell patents to others, we may agree to indemnify the purchaser from third party patent claims, which could expose us to potentially significant damages for patents that we no longer own.  Any litigation could result in substantial cost to and diversion of effort by us, which may harm our business. In addition, our efforts to protect or defend our proprietary rights may not be successful or, even if successful, may result in substantial cost to us.

We are dependent upon third party contract research organizations (“CROs”).

We are currently dependent on third party CROs to conduct our research and development programs.  If the CRO fails to conduct the contracted studies on a timely and satisfactory basis, we would experience encounter costs and delays in identifying new CROs.

We are dependent upon third party manufacturers for chemical manufacturing supplies.

We are dependent on third party chemical manufacturers.  Any products must be supplied on a timely basis and at satisfactory quality levels.  If our validated third party chemical manufacturers fail to produce quality products on time and in sufficient quantities, our results would suffer, as we would encounter costs and delays in revalidating new third party suppliers.

We face severe competition.

We are engaged in a highly competitive industry. We and our potential licensees can expect competition from numerous companies, including large international enterprises, and others entering the market for products similar to ours. Most of these companies have greater research and development, manufacturing, patent, legal, marketing, financial, technological, personnel and managerial resources. Acquisitions of competing companies by large pharmaceutical or healthcare companies could further enhance such competitors’ financial, marketing and other resources. Competitors may complete clinical trials, obtain regulatory approvals and commence commercial sales of their products before we could enjoy a significant competitive advantage. Products developed by our competitors may be more effective than our product candidates.

We may be subject to potential product liability and other claims, creating risks and expense.

We are also exposed to potential product liability risks inherent in the development, testing, manufacturing, marketing and sale of human therapeutic products.  Product liability insurance for the pharmaceutical industry is extremely expensive, difficult to obtain and may not be available on acceptable terms, if at all. We may need to acquire such insurance coverage prior to the commercial introduction of our product candidates. If we obtain coverage, we have no guarantee that the coverage limits of such insurance policies will be adequate. A successful claim against us if we are uninsured, or which is in excess of our insurance coverage, if any, could have a material adverse effect upon us and on our financial condition.

INDUSTRY RISKS

We are vulnerable to volatile stock market conditions.

The market prices for securities of biopharmaceutical and biotechnology companies, including ours, have been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. In addition, future announcements, such as the results of testing and clinical trials, the status of our relationships with third-party collaborators, technological innovations or new therapeutic products, governmental regulation, developments in patent or other proprietary rights, litigation or public concern as to the safety of products developed by us or others and general market conditions, concerning us, our competitors or other biopharmaceutical companies, may have a significant effect on the market price of our common stock.

Instability and volatility in the financial markets and the global economic recession are likely to have a negative impact on our ability to raise necessary funds and on our business, financial condition, results of operations and cash flows.

During the past several years, there has been substantial volatility and a decline in financial markets due in part to the lethargic global economic environment.  In addition, there has been substantial uncertainty in the capital markets and access to financing is uncertain.  These conditions are likely to have an adverse effect on our industry, licensing partners, and business, including our financial condition, results of operations and cash flows.

To the extent that we do not generate sufficient cash from operations, we may need to raise capital through equity sales and/or incur indebtedness, if available, to finance operations.  However, recent turmoil in the capital markets and the potential impact on the liquidity of major financial institutions may have an adverse effect on our ability to fund our business strategy through sales of capital stock or through borrowings, under either existing or newly created instruments in the public or private markets on terms that we believe to be reasonable, if at all.

Changes in trends in the pharmaceutical and biotechnology industries, including difficult market conditions, could adversely affect our operating results.

Industry trends and economic and political factors that affect pharmaceutical, biotechnology and medical device companies also affect our business.  For example, the practice of many companies in these industries has been to hire companies like us to conduct discovery, research and development activities.  If these companies suspend these activities or otherwise reduce their expenditures on outsourced discovery, research and development in light of current difficult conditions in credit markets and the economy in general, or for any other reason, our operations, financial condition and growth rate could be materially and adversely affected.  In the past, mergers, product withdrawal and liability lawsuits, and other factors in the pharmaceutical industry have also slowed decision-making by pharmaceutical companies and delayed drug development projects.  Continuation or increases in these trends could have an adverse effect on our business.  In addition, numerous governments have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical companies.  If future cost-containment efforts limit the profits that can be derived on new drugs, our clients might reduce their drug discovery and development spending, which could reduce our revenue and have a material adverse effect on our results of operations.

The biotechnology, pharmaceutical and medical device industries generally and drug discovery and development more specifically are subject to increasingly rapid technological changes.  Our competitors, clients and others might develop technologies, services or products that are more effective or commercially attractive than our current or future technologies, services or products, or that render our technologies, services or products less competitive or obsolete.  If competitors introduce superior technologies, services or products and we cannot make enhancements to our technologies, services or products to remain competitive, our competitive position, and in turn our business, revenue and financial condition, would be materially and adversely affected.

We and any potential licensees are subject to numerous and complex government regulations which could result in delay and expense.

Governmental authorities in the U.S. and other countries heavily regulate the testing, manufacture, labeling, distribution, advertising and marketing of our proposed product candidates. Before any products we develop are marketed, FDA and comparable foreign agency approval must be obtained through an extensive clinical study and approval process.

The failure to obtain requisite governmental approvals for our product candidates under development in a timely manner or at all would delay or preclude us and our licensees from marketing our product candidates or limit the commercial use of our product candidates, which could adversely affect our business, financial condition and results of operations.

Any failure on our part to comply with applicable regulations could result in the termination of on-going research, discovery and development activities or the disqualification of data for submission to regulatory authorities.   As a result of any such failure, we could be contractually required to perform repeat services at no further cost to our clients, but at a substantial cost to us.  The issuance of a notice from regulatory authorities based upon a finding of a material violation by us of applicable requirements could result in contractual liability to our clients and/or the termination of ongoing studies which could materially and adversely affect our results of operations.  Furthermore, our reputation and prospects for future work could be materially and adversely diminished.

Because we intend that our product candidates will be sold and marketed outside the U.S., we and/or our potential licensees will be subject to foreign regulatory requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements. These requirements vary widely from country to country. The failure to meet each foreign country’s requirements could delay the introduction of our proposed product candidates in the respective foreign country and limit our revenues from sales of our proposed product candidates in foreign markets.

Successful commercialization of our product candidates may depend on the availability of reimbursement to the consumer from third-party healthcare payers, such as government and private insurance plans. Even if one or more products is successfully brought to market, reimbursement to consumers may not be available or sufficient to allow the realization of an appropriate return on our investment in product development or to sell our product candidates on a competitive basis. In addition, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to governmental controls. In the U.S., federal and state agencies have proposed similar governmental control and the U.S. Congress has recently adopted regulatory reforms that affect companies engaged in the healthcare industry. Pricing constraints on our product candidates in foreign markets and possibly in the U.S. could adversely affect our business and limit our revenues.

We face uncertainty related to healthcare reform, pricing and reimbursement which could reduce our revenue.

In 2009 and 2010, the U.S. Congress adopted legislation regarding health insurance, which has been signed into law. As a result of this new legislation, substantial changes could be made to the current system for paying for healthcare in the United States, including changes made in order to extend medical benefits to those who currently lack insurance coverage. Extending coverage to a large population could substantially change the structure of the health insurance system and the methodology for reimbursing medical services, drugs and devices. These structural changes could entail modifications to the existing system of private payors and government programs, such as Medicare, Medicaid and State Children’s Health Insurance Program, creation of a government-sponsored healthcare insurance source, or some combination of both, as well as other changes. Restructuring the coverage of medical care in the United States could impact the reimbursement for prescribed drugs, biopharmaceuticals, medical devices, or our product candidates. If reimbursement for our approved product candidates, if any, is substantially less than we expect in the future, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted.

Recently, there have been efforts in the U.S. Congress to defund the health insurance program described above.  As a result of the political uncertainty surrounding the implementation of the health care legislation, it is unclear as to what laws, regulations, procedures and funding will be put into place in the near future.  Such uncertainty may impact the reimbursement for certain prescribed drugs, biopharmaceuticals, medical devices, or our product candidates. As described above, if reimbursement for our approved product candidates, if any, is substantially less than we expect in the future, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted.

Sales of our product candidates, if approved for commercialization, will depend in part on the availability of coverage and reimbursement from third-party payors such as government insurance programs, including Medicare and Medicaid, private health insurers, health maintenance organizations and other health care related organizations.  Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation affecting coverage and reimbursement policies, which are designed to contain or reduce the cost of health care. Further federal and state proposals and healthcare reforms are likely which could limit the prices that can be charged for the product candidates that we develop and may further limit our commercial opportunity. There may be future changes that result in reductions in current coverage and reimbursement levels for our products, if commercialized, and we cannot predict the scope of any future changes or the impact that those changes would have on our operations.

Adoption of our product candidates, if approved, by the medical community may be limited if third-party payors will not offer coverage. Cost control initiatives may decrease coverage and payment levels for drugs, which in turn would negatively affect the price that we will be able to charge. We are unable to predict all changes to the coverage or reimbursement methodologies that will be applied by private or government payors to any drug candidate we have in development. Any denial of private or government payor coverage or inadequate reimbursement for procedures performed using our drug candidates, if commercialized, could harm our business and reduce our revenue.

RISKS RELATED TO OWNING OUR COMMON STOCK

Our stock may not be quoted on the OTCBB.
Currently, our common stock trades on the OTCBB.  We received notification from FINRA regarding a "three-strike rule". In the pat we filed two periodic reports late.  If we file untimely again any time before May 2012 we most likely will not have our shares quoted on the OTCBB.  It is possible that we could fall out of compliance again in the future.  If we fail to maintain compliance with any listing requirements, we could be ineligible for the OTCBB.  Our stock is considered a penny stock under regulations of the Securities and Exchange Commission and is subject to rules that impose additional sales practice requirements on broker-dealers who sell our securities. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from effecting transactions in our common stock, which may severely limit the market liquidity of the common stock and the ability of our shareholders to sell our securities in the secondary market.

We do not expect to pay dividends on our common stock in the foreseeable future.

Although our stockholders may receive dividends if, as and when declared by our board of directors, we do not intend to declare dividends on our common stock in the foreseeable future. Therefore, investors may not purchase our common stock if they need immediate or future income by way of dividends from their investment.

We may issue additional shares of our capital stock that could dilute the value of your shares of common stock.

We are authorized to issue 150,000,000 shares of our common stock. In light of our possible future need for additional financing, we may issue additional shares of common stock below current market prices that could dilute the earnings per share and book value of your shares of our common stock.  These issuances would dilute existing stockholders and could depress the value of our common stock.

In addition to provisions providing for proportionate adjustments in the event of stock splits, stock dividends, reverse stock splits and similar events, outstanding warrants representing the right to acquire shares of common stock may cause an adjustment of the exercise or conversion price if we issue shares of common stock at prices lower than the then exercise or conversion price or the then prevailing market price. This means that if we need to raise equity financing at a time when the market price for our common stock is lower than the exercise or conversion price, or if we need to provide a new equity investor with a discount from the then prevailing market price, then the exercise price will be reduced and the dilution to stockholders increased.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PRO FORMA FINANCIAL STATEMENTS.

Included in this report are financial statements, audited and unaudited, of FasTrack and North Horizon and pro forma financial statements of the combined entities.

FasTrack’s audited financial statements for the year ended December 31, 2010, and 2009 and unaudited financial statements for the interim period ended September 30, 2011, are included among the financial statements in this Report.

Innovus as a small business issuer is not providing information regarding supplementary financial information and selected financial data. Quantitative and qualitative risks are provided.  FasTrack has not paid any dividends.

FasTrack has not had changes in or disagreements with its accountants on any accounting or financial matters.  The following is FasTrack’s management’s discussion and analysis of FasTrack’s financial condition and results of operations.

As of December 31, 2010, FasTrack had current assets and total assets of $1,650 and current liabilities of $253,155.  For the year ended December 31, 2010, FasTrack had no revenues and incurred expenses and a loss from operations of $(53,601) and interest expense of $(16,322) for a net loss of $(69,923). For the year ended December 31, 2009, we had no revenue and had a loss from operations of $(20,124) and interest expense of $(7,246) for a net loss of $(27,370). The FasTrack financial statements are combined with the financial statements of Sorrento Pharmaceuticals, Inc., because FasTrack purchased the net assets from Sorrento in March of 2011.  This purchase by definition is a transaction between entities under common control. The purchase and sale of assets from Bio-Quant is also considered transactions with entities under common control and therefor the transactions are recorded at historical cost and as deemed contributions or distributions.

As of September 30, 2011, FasTrack had cash of $76,844 and total assets of $76,844 and liabilities of $489,769 and a negative stockholders’ deficit of $(412,925).  For the quarter ended September 30, 2011, FasTrack had limited operations.  FasTrack had no revenues and incurred expenses of $87,450 and incurred interest expense of $5,154 and experienced a total loss of $(92,604).  For the same period a year earlier FasTrack had no revenues and had a net loss of $(681).  For the nine-month period ended September 30 2011, FasTrack had no revenues and incurred expenses of $158,649 and incurred interest expense of $14,204 and experienced a net loss of $(172,853).  For the same period a year earlier, FasTrack had no revenues and incurred a net loss of $(48,308).  As of September 30, 2011, FasTrack had an accumulated deficit of $(667,024).  For the current nine month and three month time periods, FasTrack had increased general and administrative expenses as it was seeking to commence operations and develop its future plans and endeavors.  FasTrack will need additional funds in the future.

Because of its current and past financial condition and activities, there is substantial doubt as to FasTrack’s ability to continue as a going concern.  FasTrack needs to be able to generate sufficient cash to meet its obligations and to achieve profitable operations.

FasTrack has engaged in several activities with Apricus Bio through promissory notes.  As of December 31, 2009, FasTrack owed Bio-Quant $379,858.  This amount was comprised of $250,000 received from Bio-Quant in October 2009, $20,000 borrowed for the purchase of the SSAO inhibitors and Sorrento’s borrowing of $109,858.  As of December 31, 2010 and March 31, 2011 the balance was $200,952 comprised of a cancellation of $204,896 pursuant to the FasTrack-NexMed Agreement in March 2010 and a demand note for payment of expenses by Apricus Bio in the amount of $25,990.  All notes were demand notes and bore interest of 8% per annum.   On April 4, 2011, pursuant to the FasTrack-Apricus Bio Agreement demand notes were combined into one secured convertible note of $474,520.

On March 4, 2011, FasTrack issued a promissory note to Baltimore Medical and Surgical Associates, PA, an entity controlled by Dr. Ziad Mirza a director of FasTrack.  On April 5, 2011, FasTrack paid the note’s principal and accrued interest.

Other Related Party Transactions

In January 2010 FasTrack’s Board of Directors approved $7,000 in payment to Dr. Bassam Damaj, a shareholder of FasTrack and CEO of Apricus.  The payment was for overhead expenses.  The agreement included a provision that if FasTrack was unable to pay cash Dr. Damaj would receive 1% of Fastrack’s outstanding equity based on its outstanding shares as of Janaury 15, 2011.  On February 7, 2011, FasTrack issued 44 shares of common stock to Dr. Damaj to satisfy the obligation.

In Janaury 2010 the Sorrento Board of Directors approved a payment of $7,000 to Dr. Bassam Damaj for 2010 overhead expenses.  The agreement had a similar provision as the FasTrack agreement.  Sorrento paid cash of $7,000 to satisfy the obligation.

From October 2009 to 2011 Directors and Officers of the Company have advanced cash or incurred FasTrack’s expenses.  The amounts varied from $600 to $5,000.  Substantially all such advances have been repaid.

Since October 2009 FasTrack and Sorrento entered into agreements with others that are deemed to be related parties. In October 2009 FasTrack acquired the right to PrevOnco™ from Bio-Quant for $276,020 paid for by 4,379 shares of FasTrack common stock and the issuance of a promissory note in the amount of $250,000.  In October 2009 Sorrento purchased from Bio_Quant the rights of Apeaz™ and Regia™ for a purchase price of $120,858 paid for with 4,379 shares of Sorrento’s common stock valued at $11,000 and a promissory note.

In March 2010 FasTrack entered into an Agreement with NexMed in which FasTrack sold the development rights of PrevOnco™ to NexMed for cancellation of $204,896 of the FasTrack Promissory Note and a right to 50% of the net proceeds defined as gross proceeds less 115% of the aggregate development expenses incurred by NexMed.

In March 2011 FasTrack acquired Sorrento’s over-the counter products.  FasTrack assumed Sorrento’s liabilities in the amount of $22,600 and $120,208.

Because the three foregoing transactions are considered transaction with entities under common control, they have been recorded at historical carrying value (nil) and as equity transactions - deemed contributions or distribution.

In April 2011 FasTrack entered into an Agreement with Apricus Bio described herein.

The notes to Apricus Bio aggregate $474,520, bear per annum interest of 4.25% and are due on April 4, 2013. These notes are secured by a first priority security interest in the assets of the Company.   The notes are convertible upon the happening of either financing of more than $2,000,000 or a merger or acquisition transaction prior to the maturity date.  Any outstanding amount will convert on the date of closing of the financing or the merger or acquisition at a price per share equal to ninety per cent (90%) of the price of the shares sold in the financing or exchange in the merger or acquisition.

There are a licensing agreement and a research agreement between FasTrack and related parties discussed elsewhere herein.

Financial Consulting Agreement

In January 2011 FasTrack entered into an Agreement with Dawson James Securities (the “Consultant”) for a term of 12 months.  If a merger or sale is accomplished FasTrack wil pay the Consultant $50,000 and warrant to purchase shares of common stock equivalent to 2.5% of the outstanding common stock of FasTrack.  The warrant would have an exercise price of $0.01 per share and a term of seven years from issuance.

Item 5.01 Change in Control of Registrant

As of September 30, 2011, we had 13,251,250 shares of common stock issued and outstanding.  A condition of the Agreement was that we would effect a reverse split of our issued and outstanding shares of common stock.  Pursuant to the terms of the Agreement the FasTrack shareholders, convertible note holder and warrant holder will receive  92% of the issued and outstanding shares of common stock or approximately 15,238,938 shares.  Our current shareholders will own 8% of the total issued and outstanding shares.  There will be approximately 16,564,063 shares issued and outstanding.

Management and Board of Directors

We have new directors.  Pursuant to the Agreement our new directors  were appointed and the former directors resigned.  The new directors are Vivian Liu, Dr. Ziad Mirza, and Dr. Henry Esber.

The following is biographical information about our new directors.

Vivian Liu, 50, is a director, President and Chief Executive Officer.  Ms. Liu became President and Chief Executive Officer in January 2011.  In 1995 Ms. Liu co-founded NexMed, Inc., which in 2010 was renamed to Apricus BioSciences, Inc.  Apricus Bio trades on NASDAQ with the symbol “APRI.” Ms. Liu was NexMed’s President and Chief Executive Officer from 2007 to 2009.  Prior to her appointment as President Ms Liu served in several executive capacities, including Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Vice President of Corporate Affairs.  She was appointed as a director of NexMed in 2007 and served as Chairman of the Board from 2009 to 2010.  Ms. Liu has an M.P.A. from the University of Southern California, and has a B.A. from the University of California, Berkeley.

She will not be paid a salary until the Company raises at least an additional $500,000 in cash.  Ms. Liu may receive as much as 6% of FasTrack’s issued and outstanding shares of common stock.  She received 273 shares of restricted common stock which were to vest over 36 months.  The shares would vest immediately in the event of the acquisition of FasTrack by another company.  Her shares vested upon the closing of the Agreement.

Henry Esber, Ph.D, 73, has served as a Director of FasTrack since January 2011.  In 2000 Dr. Esber co-founded Bio-Quant, Inc., the largest pre-clinical discovery contract research organization in San Diego, California.  From 2000 to 2010 he served as its Senior Vice President and Chief Business Development Officer.  Dr. Esber has more than thirty-five years experience in the pharmaceutical service industry.  Dr. Esber currently serves on the Board of Directors of Apricus and several private pharmaceutical companies. In the event that a potential conflict of interest arises between FasTrack and Apricus, Mr. Esber will abstain from participating in the decision involving the conflict.

Ziad Mirza, M.D., 49, is a director of FasTrack and has served as Chairman of the Board of Directors since March 2010.  He also served as FasTrack's Acting Chief Executive Officer from March 2010 to December 2010.  He is the President and co-founder of Baltimore Medical and Surgical Associates.  He is a Certified Medical Director of long term care through the American Medical Directors Association.  He is as well a Certified Physician Executive from the American College of Physician Executives.  He consults for pharmaceutical companies on clinical trial design.  He has a medical degree from the American University of Beirut and completed his residency at Good Samaritan Hospital in Baltimore.  He received an MBA from the University of Massachusetts.

Legal Proceedings
The Company is not involved in any legal proceedings.

Recent Sales of Unregistered Shares

Pursuant to the Agreement the Company issued approximately 15,238,938 shares of its common stock (post reverse split) to the FasTrack shareholders, note holder, and warrant holder.  No shares of common stock were sold for cash.

Indemnification of Directors and Officers

The Company may indemnify any officer or directors who in their capacity as an officer or a directors is made a party to any suit or proceeding, whether criminal, civil, or administrative unless it is determined that such person acted in bad faith and in a manner opposed to the best interests of the company or in a criminal matter the person had no reasonable cause to believe that his conduct was unlawful.

Changes and Disagreements with Accountants

Neither the Company nor FasTrack has had any disagreements with its accountants on accounting and financial disclosures.

Stock ownership of Officers and Directors and Major Shareholders (5% or more)

Name	Number of Shares Owned Beneficially	Percentage of Company
Vivian Liu	841,367	5.07	Officer and Director
Henry Esber	2,272,924	13.72	Director
Ziad Mirza	407,071	2.46	Director
Wallace Boyack	840,579	5.07
Ramon Jadra	989,198	5.97
Bassam Damaj & Family	4,555,093	27.68

The officers and directors own 3,521,362 shares of common stock which is 21% of the issued and outstanding shares.

The number of shares owned include direct and beneficial ownership.  The percentages are based on 16,564,063 shares of common stock being issued and outstanding.  Because of the Apricus convertible note discussed below the numbers in the chart are provisional.

Apricus Bio holds a convertible note which will be converted into common stock of Innovus Pharma.  That conversion will occur at a later date but the shares converted will be included in the 92% or the issued and outstanding shares received by the FasTrack shareholders.

Item 5.02 Departure of Directors or Principal Officers; Election Arrangement of Certain Officers.

As previously described the new directors will appoint new officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year.

Under the terms of the Agreement we agreed to implement three changes to our articles of incorporation and common stock. The three changes are a name change to Innovus Pharmaceuticals, Inc., and an increase in the authorized capital to 150,000,000 shares of common stock, par value of $.001 per share. Our issued and outstanding shares of common stock were subject to a reverse split on the basis of ten shares into one share.  We filed Articles of Amendment with the Nevada Secretary of State amending our articles of incorporation.  There is no change in our reporting period for our financial statements as it will remain on a calendar year basis.

Item 5.06 Change in Shell Company Status.

Previously we were designated as a “shell company” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. As a result of the Closing of the Agreement FasTrack became our subsidiary and main operating business.  FasTrack has assets which it is seeking to develop and pursue.  With an operating business we are no longer a “shell company.” Information regarding our main operating business is in Item 2.01.

More information about the Company is available because we file annual, quarterly, and current reports and other information with the SEC that states additional information about our company.  These materials are available at the public reference facilities of the SEC’s Washington, D.C. office, at 100 F Street, NE, Washington, D.C. 20549 and on the SEC Internet site at http://www.sec.gov.

On September 27, 2011, North Horizon sent an information statement to its shareholders.

Item 9.01	Financial Statements and Exhibits.

FasTrack Financial Statements:

The audited financial statements of FasTrack Pharmaceuticals, Inc., as of December 31, 2010, are attached.  Unaudited financial statements of FasTrack as of September 30, 2011, are attached.

North Horizon Financial Statements:

The audited financial statements of North Horizon, Inc., as of December 31, 2010, and December 31, 2009, are attached.  Unaudited financial statements of North Horizon as of September 30, 2011, are attached.

North Horizon had not engaged in any material operations during the period ended September 30, 2011.  Over the past several years North Horizon had not engaged in any material operations other than matters pertaining to its corporate existence and filing the requisite reports with the SEC.

For the quarter ended September 30, 2011, North Horizon had limited operations.  We had no revenues and incurred expenses of $7,196 with a net loss of ($7,196) compared to no revenues and expenses of $2,925 and a net loss of $(2,925) for the same period a year earlier.  For the nine month period ended September 30, 2011, we had no revenues and incurred expenses of $16,861 with a net loss of $(16,861) compared to no revenues and expenses of $16,375 and a net loss of $(16,375) for the same period a year earlier.  North Horizon had no off-balance sheet arrangements.

The notes are an integral part of the financial statements provided and include additional information and detail.

Pro Forma Financial Statements

The pro forma financial statements of the combined entities are as of September 30, 2011, and December 31, 2010 and show that FasTrack has become a subsidiary of North Horizon.  The pro forma statements give effect to the ten shares into one share reverse split and the issuance of the shares of common stock to the FasTrack shareholders when the Agreement closed.

Exhibits:
Exhibits
No.	Description

2.1	Merger Agreement and Plan of Merger, Report on 8-K filed on July 20, 2011.
3.1	Articles of Incorporation previously filed
3.2	Bylaws previously filed
3.3	Amendment to Articles of Incorporation - Nevada
3.4	Certificate of Merger - Delaware
3.5	Articles of Merger - Utah
21.1	List of subsidiaries.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2011.

Innovus Pharmaceuticals, Inc.

By	s/Vivian Liu
President

NORTH HORIZON, INC.
(A Development Stage Company)

Consolidated Balance Sheets

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS

Cash	$-	$-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$-	$-
Related-party payable	62,000	48,066

Total Current Liabilities	62,000	48,066

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock; 80,000,000 shares authorized, at $0.001 par value, 13,251,250 shares issued and outstanding	13,251	13,251
Additional paid-in capital	3,216,591	3,213,664
Deficit accumulated during the development stage	(3,291,842)	(3,274,981)

Total Stockholders' Equity (Deficit)	(62,000)	(48,066)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

NORTH HORIZON, INC.
(A Development Stage Company)

Consolidated Statements of Operations
(Unaudited)

					From
					Re-entering the
					Development
					Stage on
					January 1,
	For the Three Months Ended		For the Nine Months Ended		2002 through
	September 30,		September 30,		September 30,
	2011	2010	2011	2010	2011
REVENUES	$-	$-	$-	$-	$-
OPERATING EXPENSES
General and administrative expense	6,759	2,925	15,674	16,375	69,679
Total Operating Expenses	6,759	2,925	15,674	16,375	69,679
LOSS FROM OPERATIONS	(6,759)	(2,925)	(15,674)	(16,375)	(69,679)

OTHER INCOME (EXPENSES)
Interest expense	(437)	-	(1,187)	-	(1,187)
Total Other Income (Expenses)	(437)	-	(1,187)	-	(1,187)
DISCONTINUED OPERATIONS	-	-	-	-	(3,220,976)

LOSS BEFORE INCOME TAXES	(7,196)	(2,925)	(16,861)	(16,375)	(3,291,842)
PROVISION FOR INCOME TAXES	-	-	-	-	-
NET LOSS	$(7,196)	$(2,925)	$(16,861)	$(16,375)	$(3,291,842)
BASIC LOSS AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	13,251,250	13,251,250	13,251,250	13,251,250

The accompanying notes are an integral part of these consolidated financial statements.

NORTH HORIZON, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Unaudited)

			From
			Re-entering the
			Development
			Stage on
			January 1,
	For the Nine Months Ended		2002 through
	September 30,		September 30,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,861)	$(16,375)	$(3,291,842)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services	-	-	976
Imputed interest	1,187	-	1,187
Services contributed by shareholders	1,740	1,100	4,290
Changes in operating assets and liabilities:
Change in accounts payable	-	(210)	-
Net Cash Used in Operating Activities	(13,934)	(15,485)	(3,285,389)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in related-party payable	13,934	15,485	65,389
Sale of common stock	-	-	3,220,000
Net Cash Provided by Financing Activities	13,934	15,485	3,285,389

NET CHANGE IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION CASH PAID FOR:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITY
Common stock issued for debt	$-	$-	$3,389

The accompanying notes are an integral part of these consolidated financial statements.

NORTH HORIZON, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2011 and December 31, 2010

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2011, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2010 audited financial statements.  The results of operations for the periods ended September 30, 2011 and 2010 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements
The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements.

NORTH HORIZON, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2011 and December 31, 2010

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company has recorded expenses paid on its behalf by shareholders as a related party payable. At September 30, 2011, this payable totaled $62,000.  The amount is unsecured and is payable on demand.  Interest has been imputed on the related party payable at 3% and has been recorded as a contribution to capital.  For the nine months ended September 30, 2011, $1,187 was recorded as imputed interest. During the nine months ended September 30, 2011, the Company’s president performed legal services valued at $1,740 which have been recorded as a contribution to capital.

NOTE 5 – SIGNIFICANT EVENTS

On July 13, 2011, the Company entered into a Merger Agreement and Plan of Merger ("Agreement") with FasTrack Pharmaceuticals, Inc., a Delaware corporation.  FasTrack was organized in October 2008. FasTrack is engaged in the business of the development of pharmaceutical products.  FasTrack has unique delivery platforms and know-how which provide a basis for the therapeutic drugs under development.

In order to facilitate the merger, on June 23, 2011, the Company formed a wholly-owned subsidiary, North First General, Inc., whereby North First General will be merged with and into FasTrack and 100% of the issued and outstanding shares of FasTrack common stock will be exchanged for shares of the Company’s common stock, whereupon FasTrack will be the surviving corporation and become the wholly owned subsidiary of the Company. The shareholders, convertible note holder, and warrant holder of FasTrack will receive in the transaction the number of shares comprising ninety-two percent (92%) of the fully-diluted shares of the Company as of the closing which shares will be issued after the reverse split.

Prior to the Closing the Company will amend its Articles of Incorporation to change its name and to increase its authorized capital to 150,000,000 shares of common stock, par value of $.001 per share and will adopt a recapitalization by a reverse stock split on the basis of ten shares into one share for the issued and outstanding shares of the Company’s common stock. Pursuant to the terms of the Agreement the current directors will resign and appoint three new directors, Vivian Liu; Henry Esber, Ph.D.; and Ziad Mirza, M.D.  The appointment of the new directors will become effective upon their acceptance and the closing. The Company’s principal shareholder who owns approximately sixty-three percent (63%) of the issued and outstanding shares of common stock approved by written consent the foregoing proposals to amend the Company's Articles of incorporation.

The closing will cause a change in control of the Company.  Presently the Company has 13,251,250 shares of common stock issued and outstanding.  The effect of the reverse-split will be to reduce that number to 1,325,125.  To acquire the shares of FasTrack the Company will issue to the FasTrack shareholders, convertible note holder, and warrant holder, on a fully-diluted basis, approximately 15,238,938 shares (post reverse split).  When these shares are issued, the Company will then have outstanding approximately 16,564,063 shares of common stock.

The Company sent an Information Statement with respect to this transaction to its shareholders on September 27, 2011.  The Company anticipates this Merger Agreement will become effective during the fourth quarter of 2011.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and there are no additional material subsequent events to report.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
North Horizon, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheets of North Horizon, Inc. [a development stage company] as of December 31, 2010 and 2009 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2010 and for the period from the re-entering the development stage on January 1, 2002 through December 31, 2010. North Horizon, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Horizon, Inc. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 and for the period from the re-entering of development stage on January 1, 2002 through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming North Horizon, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, North Horizon, Inc. has incurred losses since its inception and has not yet established profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 24, 2011

NORTH HORIZON, INC.
(A Development Stage Company)
Balance Sheets

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS

Cash	$-	$-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$-	$210
Related-party payable	48,066	30,431

Total Current Liabilities	48,066	30,641

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock; 80,000,000 shares authorized, at $0.001 par value, 13,251,250 shares issued and outstanding	13,251	13,251
Additional paid-in capital	3,213,664	3,212,414
Deficit accumulated during the development stage	(3,274,981)	(3,256,306)

Total Stockholders' Equity (Deficit)	(48,066)	(30,641)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

NORTH HORIZON, INC.
(A Development Stage Company)
Statements of Operations

			From Re-Entry Into
			the Development
			Stage on January 1,
	For the Year Ended		2002 through
	December 31,		December 31,
	2010	2009	2010

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and administrative	18,675	8,983	54,005

Total Operating Expenses	18,675	8,983	54,005

LOSS FROM OPERATIONS	(18,675)	(8,983)	(54,005)

DISCONTINUED OPERATIONS	-	-	(3,220,976)

LOSS BEFORE INCOME TAXES	(18,675)	(8,983)	(3,274,981)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(18,675)	$(8,983)	$(3,274,981)

BASIC LOSS AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	13,251,250	13,251,250

The accompanying notes are an integral part of these financial statements.

NORTH HORIZON, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
				During the	Stockholders'
	Common Stock		Additional Paid-	Development	Equity
	Shares	Amount	in Capital	Stage	(Deficit)

Balance, January 1, 2002	9,025,062	$9,025	$3,210,975	$(3,220,000)	$-

Common stock issued for services at $0.001 per share	976,188	976	-	-	976

Net loss from inception through December 31, 2003	-	-	-	(976)	(976)

Balance, December 31, 2003	10,001,250	10,001	3,210,975	(3,220,976)	-

Net loss for the year ended December 31, 2004	-	-	-	-	-

Balance December 31, 2004	10,001,250	10,001	3,210,975	(3,220,976)	-

Net loss for the year ended December 31, 2005	-	-	-	(250)	(250)

Balance December 31, 2005	10,001,250	10,001	3,210,975	(3,221,226)	(250)

Net loss for the year ended December 31, 2006	-	-	-	-	-

Balance December 31, 2006	10,001,250	10,001	3,210,975	(3,221,226)	(250)

Common stock issued for debt at $0.001 per share	3,250,000	3,250	139	-	3,389

Net loss for the year ended December 31, 2007	-	-	-	(8,049)	(8,049)

Balance, December 31, 2007	13,251,250	13,251	3,211,114	(3,229,275)	(4,910)

Services contributed by shareholder	-	-	600	-	600

Net loss for the year ended December 31, 2008	-	-	-	(18,048)	(18,048)

Balance, December 31, 2008	13,251,250	13,251	3,211,714	(3,247,323)	(22,358)

Services contributed by shareholder	-	-	700	-	700

Net loss for the year ended December 31, 2009	-	-	-	(8,983)	(8,983)

Balance, December 31, 2009	13,251,250	13,251	3,212,414	(3,256,306)	(30,641)

Services contributed by shareholder	-	-	1,250	-	1,250

Net loss for the year ended December 31, 2010	-	-	-	(18,675)	(18,675)

Balance, December 31, 2010	13,251,250	$13,251	$3,213,664	$(3,274,981)	$(48,066)

The accompanying notes are an integral part of these financial statements.

NORTH HORIZON, INC.
(A Development Stage Company)
Statements of Cash Flows
			From Re-entry Into
			the Development
			Stage on January 1,
	For the Year Ended		2002 through
	December 31,		December 31,
	2010	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(18,675)	$(8,983)	$(3,274,981)

Adjustments to reconcile net loss to net cash used by operating activities:

Common stock issued for services	-		976

Services contributed by shareholders	1,250	700	2,550

Changes in operating assets and liabilities

Change in accounts payable	(210)	210	-

Net Cash Used in Operating Activities	(17,635)	(8,073)	(3,271,455)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase in related party payable	17,635	8,073	51,455

Sale of common stock	-	-	3,220,000

Net Cash Provided by Financing Activities	17,635	8,073	3,271,455

NET CHANGE IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION CASH PAID FOR:

Interest	$-	$-	$-

Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:

Common stock issued for debt	$-	$-	$3,389

The accompanying notes are an integral part of these financial statements.

NORTH HORIZON, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
North Horizon, Inc. (the Company) was organized on January 15, 1959, under the laws of the State of Utah, having the purpose of engaging in the chemical and cosmetic business.   Over the years the Company has engaged in various other businesses activities.  The Company discontinued its operations and was reclassified as a development stage company as of January 1, 2002. In 2007 the Company changed the corporate domicile to the State of Nevada.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic Loss per Common Share
Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2010 and 2009.

	For the Year Ended December 31, 2010	For the Year Ended December 31, 2009
Loss (numerator)	$(18,675)	$(8,983)
Shares (denominator)	13,251,250	13,251,250
Per share amount	$(0.00)	$(0.00)

Revenue Recognition
The Company will develop an appropriate revenue recognition policy when planned principle operations commence.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising costs when incurred. The Company did not incur any advertising expense during the years ended December 31, 2010 and 2009.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

NORTH HORIZON, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

Net deferred tax assets consist of the following components as of December 31, 2010 and 2009:

	December 31, 2010	December 31, 2009
Deferred tax asset
NOL Carryover	$20,064	$13,268
Valuation allowance	(20,064)	(13,268)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended December 31, 2010 and 2009.

	December 31, 2010	December 31, 2009
Book loss	$7,284	$3,503
Services contributed by shareholders	(488)	(273)
Valuation allowance	(6,796)	(3,230)
Net deferred tax asset	$-	$-

At December 31, 2010, the Company had net operating loss carry forwards of approximately $51,446 that may be offset against future taxable income through 2030.  No tax benefit has been reported in the December 31, 2010, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The Company has no tax provisions at December 31, 2010 and 2009, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  During the period ended December 31, 2010 and 2009, the Company recognized no interest and penalties.  The Company had no accruals for interest and penalties at December 31, 2010 and December 31, 2009.  All tax years starting with 2007 are open for examination.

 Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur this may limit net operating loss carry forwards in future years.

NORTH HORIZON, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

Fair Value of Liabilities
As at December 31, 2010, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Recent Accounting Pronouncements

The FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) No. 2009-2 through ASU No. 2011-01 contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

2.	RELATED PARTY TRANSACTIONS

The Company has recorded expenses paid on its behalf by shareholders as a related party payable. At December 31, 2010, the payable balance totaled $48,066.  The amount is non interest bearing, unsecured and is payable on demand.

The Company's officer contributes his services without compensation.  The Company has recorded an expense of $1,250 and $700 for these services contributed to the Company during the years ended December 31, 2010 and 2009, respectively.

3.         GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time, which together raises substantial doubt regarding its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. Management plans to continue to pay the operating expenses of the Company.  The Company is seeking a merger or acquisition of an existing operating company. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NORTH HORIZON, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

4.         COMMON STOCK
The Company is authorized to issue 80,000,000 common shares with a par value of $0.001 per share.  At the balance sheet date the Company had 13,251,250 common shares issued and outstanding.

During 2007, the Company issued 3,250,000 shares its common stock in satisfaction of $3,389 of its debts at $0.001 per share.   During 2002, the Company issued 976,188 shares of its common stock for services valued at $0.001 per share. Prior to discontinuing its operations the Company issued 9,025,062 shares of common stock for $3,220,000.

5.          SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.  (DEVELOPMENT STAGE COMPANIES)

Page

Combined Balance sheets at September 30, 2011 and December 31, 2010	2

Combined Statements of operations for the three and nine months ended September 30, 2011 and 2010 and from October 31, 2008 (inception) through September 30, 2011	3

Combined Statements of changes in stockholders’ deficit from October 31, 2008 (inception) through September 30, 2011	4

Combined Statements of cash flows for the nine months ended September 30, 2011 and 2010 and from October 31, 2008 (inception) through September 30,2011	5

Notes to combined financial statements	6

FasTrack Pharmaceuticals, Inc. and Sorrento Pharmaceuticals, Inc.
(Development Stage Companies)
Combined Balance Sheets

	September 30,	December 31,
	2011 (unaudited)	2010
Assets
Current assets
Cash	$76,844	$1,650

Total assets	$76,844	$1,650

Liabilities and Stockholders' Equity
Current liabilities
Loan from Officers	$-	$18,600
Accounts payable	5,165	10,035
Convertible Notes Payable- Apricus Bio	474,520	200,952
Interest payable	10,084	23,568

Total liabilities	489,769	253,155

Commitments and contingencies

Stockholders' deficit
FasTrack Common stock, $.0001 par value, 50,000,000 shares authorized, 5,367 and 4,504 shares issued and outstanding, respectively
Additional paid-in capital	254,099	242,666
Accumulated deficit	(667,024)	(494,171)

Total stockholders' deficit	(412,925)	(251,505)

Total liabilities and stockholders' deficit	$76,844	$1,650

The accompanying notes are an integral part of these combined financial statements.

2

FasTrack Pharmaceuticals, Inc. and Sorrento Pharmaceuticals, Inc.
(Development Stage Companies)
Combined Statements of Operations (unaudited)

	For the Nine Months Ended		For the Three Months Ended		October 31, 2008
	September 30,		September 30,		(Inception) through
	2011	2010	2011	2010	September 30, 2011
Costs and expenses
Research and development	$58,960	$-	$58,960	$-	$78,960
General and administrative	99,689	32,467	28,490	-	153,414
Total costs and expenses	158,649	32,467	87,450	-	232,374

Loss from operations	(158,649)	(32,467)	(87,450)	-	(232,374)

Other income (expense)
Gain on sale of technology to related party	-	-	-	-
Interest expense	(14,204)	(15,841)	(5,154)	(681)	(37,772)
Total other income (expense)	(14,204)	(15,841)	(5,154)	(681)	(37,772)

Net income (loss)	$(172,853)	$(48,308)	$(92,604)	$(681)	$(270,146)

The accompanying notes are an integral part of these combined financial statements.

3

FasTrack Pharmaceuticals, Inc. and Sorrento Pharmaceuticals, Inc.
(Development Stage Companies)
Combined Statements of Changes in Stockholders' Equity

	FasTrack
				Deficit
	Common	Common		Accumulated During
	Stock	Stock	Additional	The Development	Total
	(Shares)	(Amount)	Paid-In Capital	Stage	Stockholders' Deficit
Balance at October 31, 2008 (Inception)	-	$-	$-	$0	$0

Issuance of common stock - FasTrack	4,379	-	26,020	-	26,020
				-
Issuance of common stock - Sorrento			11,000		11,000
				-	0
Deemed distribution for the value of assets acquired from Bio-Quant				(396,878)	(396,878)

Net loss for the year ended December 31, 2009	-	-	-	(27,370)	(27,370)

Balance at December 31, 2009	4,379	$-	37,020	$(424,248)	$(387,228)

Issuance of common stock for compensation of board members (Mirza and Nasser)	125	-	750		750

Deemed distribution for the value of assets sold to Apricus Bio			204,896	-	204,896

Net loss for the year ended December 31, 2010	-	-	-	(69,923)	(69,923)

Balance at December 31, 2010	4,504	-	242,666	$(494,171)	$(251,505)

Issuance of common stock for services rendered (unaudited)	44	-	7,000		7,000

Issuance of common stock for compensation of officer (Liu) - (unaudited)	819	-	412		412

Deemed contribution from forgiveness of interest (unaudited)	-	-	4,021		4,021

Net Loss for the nine months ended September 30, 2011 (unaudited)	-	-	-	(172,853)	(172,853)

Balance at September 30, 2011	5,367	0.00	254,099	$(667,024)	$(412,925)

The accompanying notes are an integral part of these combined financial statements.

4

FasTrack Pharmaceuticals, Inc. and Sorrento Pharmaceuticals, Inc.
Combined Statement of Cash Flows (unaudited)

	For the Nine Months Ended		October 31, 2008
	September 30,		(Inception) through
	2011	2010	September 30, 2011
Cash flows from operating activities
Net income (loss)	$(172,853)	$(47,627)	(270,146)
Adjustments to reconcile net loss to net cash used in operating activities
Interest charge forgiven by Apricus Bio	4,020	-	4,020
Legal expenses paid directly by Bio-Quant resulting in an increase in notes payable - Bio-Quant	-	24,477	25,990
Research and development expense recognized upon purchase of assets from La Jolla Pharmaceuticals Company	-	-	20,000
Increase in prepaid expenses and other current assets	-	-	-
Increase in accounts payable	2,131	-	12,166
(Decrease) increase in interest payable	(13,484)	7,246	10,084
Non-cash compensation expense	412	-	1,162

Net cash used in by operating activities	(179,774)	(15,904)	(196,724)
Cash flows from financing activities

Proceeds from issuance of loan from officers	5,003	17,500	23,603
Proceeds from short-term borrowing	15,000	-	15,000
Repayment of short-term borrowing	(15,000)	-	(15,000)
Repayment of loan from officers	(23,603)	-	(23,603)
Proceeds from issuance of convertible notes payable	273,568	-	273,568
Net cash provided by financing activities	254,968	17,500	273,568
Net increase (decrease) in cash and cash equivalents	75,194	1,596	76,844
Cash
Beginning of year	1,650	976	-
End of period	$76,844	$2,572	$76,844

Non-Cash Financing Activities:
Issuance of notes to Bio-Quant in exchange for in process research and development			359,858
Issuance of notes to Bio-Quant in exchange for the issuance of common stock			37,020
Total deemed distribution, since transaction was with entity under common control			396,878
Cancellation of note payable to Apricus Bio and recognition of deemed contribution for the value of cancelled note			204,896
Issuance of 44 shares of common stock for a settlement of 7,000 of accounts payable balance	(7,000)		(7,000)

5

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

Note A - Organization, Major Transactions and Portfolio

FasTrack Pharmaceuticals, Inc., (FasTrack or the “Company”) was incorporated in the State of Delaware on October 31, 2008 and commenced operations on October 1, 2009. FasTrack is a specialty pharmaceutical company focusing on the development of innovative pharmaceutical products. The Company develops ethical therapeutic drugs (“Rx”) based on the Company’s unique delivery platforms and knowhow. Upon the acquisition of the Sorrento Pharmaceuticals Inc. (“Sorrento”) assets and liabilities in March 2011 (the merger), the Company also has a product pipeline of Over-the-Counter (“OTC”) product opportunities. The Company is considered a development stage company. As discussed in Footnote C, these financial statements present the combined financial statements of FasTrack and Sorrento since inception because the two entities have common ownership, interests, financing, and ultimately the operations were combined. All assets and liabilities between FasTrack and Sorrento are recorded at historical cost, since these were transactions among entities under common control.

[1]	Major transactions:

FasTrack and Sorrento were formed by the shareholders of Bio-Quant, Inc., (“Bio-Quant”) a contract research organization for the pharmaceutical industry that has been in existence since 2000. In late 2008, Bio-Quant decided to focus on its core business of pre-clinical testing services and in 2009, sold its pharmaceutical assets to FasTrack and Sorrento- FasTrack to focus on the development of Rx and for Sorrento on OTC products. Both FasTrack and Sorrento had limited operations during 2009 and 2010, as their funding was severely limited.

Bio-Quant was acquired by Apricus Biosciences, Inc. (Nasdaq: APRI) (“Apricus Bio”) in December 2009. NexMed (U.S.A.), Inc., (“NexMed”) is a wholly owned subsidiary of Apricus Bio. As such, throughout the financial statements Bio-Quant, Apricus Bio and NexMed may be used interchangeably, but shall represent the same entity.

On October 1, 2009, FasTrack entered into an Asset Purchase Agreement with Bio-Quant (the “FasTrack-BQ Agreement”). Pursuant to the terms of the FasTrack-BQ Agreement, FasTrack acquired the rights to PrevOnco™, its back-up compound, and another early stage cancer product candidate. The total purchase price was $276,020, which was paid in 4,379 shares of the common stock of FasTrack valued at $26,020 and a promissory note for $250,000 (the “FasTrack Promissory Note”). Due to fact that parties to the transaction were considered entities under common control, the purchase price was recorded at carrying value of the seller, which was zero. The excess cost of the value in the amount of $276,020 was recorded as a deemed distribution to the seller with a direct charge to Accumulated Deficit. $204,896 of the FasTrack Note was cancelled in March 2010 pursuant to the FasTrack-NexMed Agreement. See Note E [2].

6

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

In 2009, FasTrack purchased SSAO inhibitors compound technology from La Jolla Pharmaceutical Company (“La Jolla”) (a non-related entity) for approximately $20,000. The purchase was paid for by Bio-Quant and thus FasTrack issued a demand note to Bio-Quant for the same face amount. See “Promissory Notes” Note for further discussion. The purchase price was recorded as an expense pursuant to our accounting policy for research and development costs.

On October 1, 2009, Sorrento entered into an Asset Purchase Agreement with Bio-Quant (the “Sorrento-BQ Agreement”). Pursuant to the terms of the Sorrento-BQ Agreement, Sorrento acquired the rights of Apeaz™ and Regia™. The total purchase price was $120,858, which was paid in 4,379 shares of the common stock of Sorrento, valued at $11,000 and a promissory note for $109,858 (the “Sorrento Promissory Note”). Due to fact that parties to the transaction were considered entities under common control, the purchase price was recorded at carrying value of the seller, which was zero. The excess cost of the value in the amount of $109,858 was recorded as a deemed distribution to the seller with a direct charge to Accumulated Deficit. See Note E [2] for further information.

In March 2010, FasTrack sold the development rights of PrevOnco™, a Phase 2/3 treatment for liver cancer that was granted orphan drug designation by the FDA (the “FasTrack-NexMed Agreement”) in August 2008, to NexMed in exchange for a share of any future revenue generated from the successful licensing of PrevOnco™ to a development/commercialization partner, and the cancellation of $204,896 of the FasTrack promissory note. Due to fact that the parties to the transaction were considered entities under common control, the cancellation of the promissory note was recorded as an equity contribution with a direct credit to Additional Paid-In Capital of $204,896.

In March 2011, the shareholders of the FasTrack and Sorrento decided to combine operations in an effort to better position the combined entity for new investors. The two companies entered into an Asset Purchase Agreement dated March 16, 2011 whereby FasTrack acquired Sorrento’s assets and liabilities (the “FasTrack-Sorrento March 2011 Agreement”). For financial reporting purposes, since both companies were effectively controlled by the same group of shareholders, these financial statements combine the accounts of Sorrento and FasTrack since inception.

On April 4, 2011, FasTrack and Apricus Bio entered into an Asset Purchase Agreement (the “FasTrack-Apricus Bio Agreement”), pursuant to which, FasTrack sold the patent portfolio for the backup compound for PrevOnco™ to Apricus Bio. As a consideration for this compound, Apricus Bio granted FasTrack (a) worldwide license to Apricus Bio’s permeation enhancer patents and patent applications and (b) an exclusive license as to the combination of the specific drug chosen by FasTrack and NexACT® drug delivery technology, owned by Apricus Bio. Additional terms of the transactions are further described in Note E [2]

As part of the April 4, 2011 transaction, FasTrack also received $250,000 in exchange for issuing to Apricus Bio a secured convertible note. At the same time various on demand notes and interest payable to Apricus Bio were combined into one secured convertible note in the amount of $224,520. See Footnote E [2] for further information.

7

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

[2]	Portfolio of products:

FasTrack has a development platform of highly selective SSAO inhibitors, or an enzyme that has been implicated in inflammatory responses in many tissues and organs. SSAO, also known as vascular adhesion protein-1 or VAP-1, is a dual-function molecule with enzymatic and cell adhesion activities. FasTrack’s SSAO inhibitors are designed to reduce inflammation by blocking the white blood cells and reducing the levels of inflammatory mediators. La Jolla had developed a new treatment for Lupus based on the SSAO platform, and the La Jolla product failed in late-stage clinical studies. FasTrack management acquired the SSAO patent portfolio based on their belief that the SSAO platform still has the potential to generate significant value if applied for the right medical indication. However, since the acquisition of the SSAO platform from La Jolla, FasTrack has done minimal work with it due to insufficient resources. To advance a program based on the SSAO platform would require significant resources, which FasTrack does not have, and there is also no assurance that even with the proper financial resources, it could successfully advance a development program based on the SSAO platform.

FasTrack’s OTC pipeline is comprised of Apeaz™ and Regia™, indicated for pain relief, and bleeding of the gums, respectively. APEAZ™ is an FDA-compliant arthritis cream that targets the delivery of the different active ingredients to various layers of the skin and muscle where the drug is needed. The product was previously sold through a U.S. distributor, with peak annual sales reaching approximately $500,000 per year. However, since the distributor went out of business, further sales efforts were not pursued. Regia™ is a natural plant-derived, anti-microbial agent, shown to reduce bleeding of the gums when incorporated into OTC products such as mouthwash. The Company has an issued US patent covering Regia™, and has corresponding applications pending in selected international markets. FasTrack intends to explore opportunities to out license the Regia™ patent portfolio.

As part of the consideration for the acquisition of the PrevOnco™ intellectual property portfolio, Apricus Bio granted FasTrack the right to develop two products based on the NexACT® drug delivery technology. NexACT® is a clinically validated multi-route, drug delivery technology which utilizes patented novel excipients or "penetration enhancers," that, when incorporated into drug formulations, may improve absorption and bioavailability. Varying the concentration of the NexACT® enhancer allows for local or systemic delivery of drug, as desired. The Company has yet to determine the treatment indications for the two products, which are subject to acceptance by Apricus Bio.

Note B - Liquidity, Capital Resources and Going Concern

The Company has experienced net losses and negative cash flows from operations each year since its inception. Through September 30, 2011, FasTrack had an accumulated deficit of $667,024. The Company’s operations have been financed through advances from officers and directors and from Bio-Quant/Apricus Bio. FasTrack has not yet had sufficient funds to significantly develop its technologies.

8

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

As a result of its losses to date, expected losses in the future, limited capital resources and accumulated deficit, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company’s continuation is based on the Company’s ability to generate or obtain sufficient cash to meet our obligations on a timely basis and ultimately to attain profitable operations. The Company anticipates that it will continue to incur significant losses at least until successful commercialization of one or more of its products.

At September 30, 2011, the Company had $76,844 in cash. On March 4, 2011 FasTrack issued a short-term promissory note (the “Note”) in a principal amount of $15,000 to an entity controlled by a member of its Board of Directors. Interest accreted on the Note on a monthly basis at a rate of 8% per annum. On April 4, 2011, FasTrack sold the patents for the backup compound for PrevOnco to Apricus Bio. As part of the sale, FasTrack received $250,000 in exchange for issuing to Apricus Bio, a secured convertible note, which bears interest at 4.25% per annum. As a result of consolidating all of the notes and interest due to Apricus Bio, an aggregate of $474,520 is due in the earlier of April 2013 or convertible pursuant to certain conversion provisions as discussedin Note D. The Company will be required to raise additional funding to further its development projects.

The Company has engaged an investment banker to undertake a private placement, which will also include a reverse merger into a public shell entity. See Footnote H and I for further information. There can be no assurance these transactions can be successfully consummated.

Note C – BASIS OF PRESENTATION

[1]	Principles of consolidation:

The purchase of net assets by FasTrack from Sorrento (the merger) in March of 2011 falls under definition of transactions between entities under common control (ASC 805-50 “Business Combinations”). As such, the financial statements of FasTrack and Sorrento are presented on a combined basis, as if the merger occurred since inception of each company. The effects of intra-entity transactions are eliminated.

The purchase and sale of assets from Bio-Quant also is considered transactions with entities under common control, and therefore the transactions are recorded at historical cost, and as deemed contributions or distributions.

[2]	Unaudited interim financial statements:

The financial statements as of September 30, 2011 and 2010 and for the three and nine month periods then ended are unaudited and have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. These interim unaudited combined financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2010 and 2009. Operating results for the three and nine months ended September 30, 2011 are not necessarily indicative of annual results or any other period.

9

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

[3]	Impact of recently issued accounting pronouncements:

The Company adopted Accounting Standards Codification (“ASC”) No. 820, “Fair Value Measurements” effective January 1, 2009. Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. the “exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches. The hierarchy of those valuation approaches is broken down into three levels based on the reliability of inputs as follows:

Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The valuation under this approach does not entail a significant degree of judgment.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability, (e.g., interest rates and yield curves observable at commonly quoted intervals or current market) and contractual prices for the underlying financial instrument, as well as other relevant economic measures.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The adoption did not have significant effect on the Company’s financial statements.

During 2010, the Company adopted AS Update 2010-09 to ASC Topic 855 “Subsequent Events”, which applies provision of “Subsequent Events” Topic to revised financial statements and amends the Topic to include the definition of an SEC filer and other SEC filer specific provisions. The update did not have any impact on the Company’s financial statements

Note D - Promissory Notes

All debt transactions described in this footnote are deemed to be transactions with related parties. The following summarizes promissory note activities with Apricus Bio:

10

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

Borrowing from Bio-Quant pursuant to the FasTrack-BQ Agreement- October 2009	$250,000

Borrowing from Bio-Quant for purchase of SSAO inhibitors- October 2009	20,000
Borrowing pursuant to Sorrento-Bio-Quant Agreement- October 2009	109,858

Balance at December 31, 2009	$379,858
Cancellation of note pursuant to FasTrack-NexMed Agreement- March 2010	(204,896)
Demand note issued for payment of certain legal expenses By Apricus Bio on behalf of FasTrack	25,990

Balance at December 31, 2010 and March 31, 2011	$200,952

All the notes issued since commencement of operations in October 2009 and through April 4, 2011 were demand notes bearing interest of 8% per annum.

Interest expense recorded to Apricus Bio amounted to $14,204 and $15,841 for the nine months ended September 30,2011 and 2010, respectively. No interest was paid on the notes since inception until September 30, 2011. On April 4, 2011, pursuant to the terms of the FasTrack-Apricus Bio Agreement, the above demand notes payable to Apricus Bio were combined into one secured convertible note plus accrued interest in the amount of $224,500.

Apricus Bio forgave FasTrack interest charges of $4,020 on the $200,952 note outstanding during 2011 though April 4, 2011 when the note was converted into a new Note issued as part of the asset purchase agreement as discussed in Note E [2]. The Company considers the forgiveness a deemed dividend and recorded the charge to interest expense against additional paid in capital for the nine months ended September 30, 2011.

On March 4, 2011 FasTrack issued a short-term promissory note (in a principal amount of $15,000 to Baltimore Medical and Surgical Associates, PA (the “BMSA Note”) an entity controlled by Dr. Ziad Mirza, a member of the Company’s Board of Directors. The BMSA Note was due on April 15, 2011 and could be prepaid by the Company at any time without penalty. Interest accreted on the Note on a monthly basis at a rate of 8% per annum. On April 5, 2011, the Company repaid the principal and interest accrued of the BMSA Note.

Note E - Other Related Party Transactions:

[1]	Expenses:

In January 2010, the FasTrack Board of Directors approved $7,000 in payment to Dr. Bassam Damaj, a shareholder of the Company and CEO of Apricus Bio, to cover the Company’s 2010 overhead expenses, which were being incurred by Dr. Damaj. The two parties agreed that in the event the Company could not pay in cash, Dr. Damaj would be entitled to 1% of the Company’s outstanding equity based on its shares outstanding as of January 15, 2011. On February 7, 2011, FasTrack issued 44 shares to Dr. Damaj in lieu of the $7,000 cash payment.

11

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

In January 2010, the Sorrento Board of Directors approved $7,000 in payment to Dr. Bassam Damaj, to cover the Company’s 2010 overhead expenses, which were being incurred by Dr. Damaj. The two parties agreed that in the event the Company could not pay in cash, Dr. Damaj would be entitled to 1% of the Company’s outstanding equity based on its shares outstanding as of January 15, 2011. In March 2011, Sorrento elected to pay Dr. Damaj in cash. The liability was paid in April 2011.

From October 1, 2009 until 2011 various Board members and officers of the Company either advanced cash loans to the Company or incurred expenses on behalf of the Company. These transactions were necessary to pay for various administrative expenses. Such advances and expenses ranged from $600 to $5,000. Substantially all such advances were repaid in due course after receipt of cash raised with April 4, 2011 secured convertible promissory note issued to Apricus Bio.

[2]	Asset purchase agreements:

On October 1, 2009, FasTrack entered into an Asset Purchase Agreement with Bio-Quant (“the FasTrack-BQ Agreement”). Pursuant to the terms of the FasTrack-BQ Agreement, FasTrack acquired the rights to PrevOnco™ and another early stage cancer product candidate. The total purchase price was $276,020, which was paid in 4,379 shares of FasTrack’s common stock valued at $26,020 and the issuance of the $250,000 FasTrack Promissory Note. See Notes A [1] and D.

On October 1, 2009, Sorrento entered into an Asset Purchase Agreement with Bio-Quant (the Sorrento-BQ Agreement”). Pursuant to the terms of the Sorrento-BQ Agreement, Sorrento acquired the rights of Apeaz™ and Regia™. The total purchase price was $120,858, which was paid in 4,379 shares of Sorrento’s common stock, valued at $11,000 and the issuance of the Sorrento Promissory Note. See Notes A [1] and D.

On March 10, 2010, FasTrack entered into an Asset Purchase Agreement with NexMed (the “FasTrack-NexMed Agreement”). Pursuant to the terms of the FasTrack-NexMed Agreement, FasTrack sold the development rights of PrevOnco™ to NexMed in exchange for cancellation of $204,896 of the FasTrack Promissory Note and in the event NexMed successfully licenses the product, 50% of the net proceeds, which is defined as the gross proceeds less 115% of the aggregate development expenses incurred by NexMed.

On March 16, 2011, FasTrack and Sorrento entered into an Asset Purchase Agreement, (the “FasTrack-Sorrento Agreement”). According to the terms of the FasTrack-Sorrento Agreement, the Company acquired the development and commercialization rights to Apeaz™ and Regia™. In consideration for those rights, FasTrack agreed to assume the liabilities of Sorrento, comprised of immediately payable expenses of $22,600 and $120,208 for the interest and principal, respectively, due on the Sorrento Note. Since these two entities are considered entities under common control, the combination was accounted for at historical costs.

12

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

Since all of the above three transactions are considered transactions with entities under common control, they have been reflected at historical carrying value (nil) and as equity transactions - deemed contributions or distributions.

On April 4, 2011, FasTrack entered into an Asset Purchase Agreement with Apricus Bio (the FasTrack-Apricus Bio Agreement”). According to the terms of the FasTrack-Apricus Bio Agreement, FasTrack sold the patent rights for the backup compound for PrevOnco™, in exchange for Apricus Bio providing FasTrack with a) a fully funded loan of $250,000 evidenced by a secured convertible promissory note, b) a second secured convertible promissory note in the amount of $224,520, which consolidated the $200,952 of various outstanding demand notes payable to Apricus Bio (see Note D) and related accrued interest in the amount of $23,568 (together the “Apricus Bio Notes”, and c) the right to develop two products using the NexACT technology (see below). The issuance of $224,520 note was considered debt restructuring. The restructuring did not result in any material gains or losses.

The Apricus Bio Notes, aggregating $474,520, bear an annual interest rate of 4.25%, and have a due date of April 4, 2013. The Apricus Bio Notes are secured by a blanket first priority security interest in all of the assets of the Company. In the event the Company completes a round of financing for more than $2,000,000 or (a “Financing”) or closes a merger or acquisition transaction (“M&A Event”) prior to the Maturity Date, any remaining principal and accrued interest outstanding and due under this Secured Convertible Promissory Note, will automatically convert on the date of the closing of such Financing or M&A Event into the Company’s shares sold in the Financing or exchanged pursuant to the M&A Event at a per share price equal to ninety percent (90%) of the price of the shares sold in the Financing or exchanged in the M&A Event. As such discount is contingent upon a qualified financing, of which there are no assurances of successful consummation, the beneficial conversion feature will be recognized if and when the qualified financing occurs.

License

Pursuant to the terms of the FasTrack - Apricus Bio Agreement dated April 4, 2011 (as described in Footnote A), initial feasibility studies will be performed on product candidates selected by the Company in combination with NexACT. Upon the review of the initial data from these feasibility studies, Apricus Bio and the Company will mutually decide whether to enter into a license of the NexACT® drug delivery technology for one or both product candidates. Upon grant of such product License, the Company will:

1.    Make a $500,000 up-front payment per license in the form of cash or a Secured Convertible Promissory Note.

2.    Milestone and Royalty Payments:

(a) For sales of the Licensed Product directly or as a co-marketer:

(i) Milestone Payments:

To be paid on a Licensed Product by Licensed Product basis and payable within 10 days of achievement:

13

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

-$350,000 for dosing of first patient in Phase I clinical trial;

-$750,000 for dosing of first patient in Phase II clinical trial;

-$1,250,000 for dosing of first patient in Phase III clinical trial;

-$2,500,000 for regulatory approval of Licensed Product;

-$1.5 million upon first reaching Net Sales of at least $0-$50 million;

-$3 million upon first reaching Net Sales of at least $50-$200 million;

-$6 million upon first reaching Net Sales of at least $200 million to $500 million; and

-$12 million upon first reaching Net Sales of above $500 million.

(ii) Royalties:

4.5% of net sales of Licensed Products invoiced by the Company.

  (a) For Licensed Products that will be licensed by Licensee to third party sublicensees:

  (i) Milestone Payments: The Company shall pay Apricus Bio 33 1/3% of all milestone payments it receives from any third party sublicense relating to any Product, net of its development expenses.

  (ii) Royalties: The Company shall pay Apricus Bio with the following royalties on its Net Sales received by The Company from sales of the Licensed Products by third party sublicensee:

Annual Net Profits in $	Royalty
$0 to $5 million	20%
$5 to $10 million	25%
$10 to 15 million	30%
$15 to 20 million	35%
Greater than $20 million	40%

Royalties in (a) and (b) above will be payable on a country-by-country basis for the longer of (i) the time during which manufacture, use or sale of Licensed Product would infringe any patent rights within the Patents and (ii) 15 years from the first commercial sale of Licensed Product in such country. Thereafter, Apricus Bio shall receive 50% of the royalty payments described above.

14

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

[3]	Research agreements:

In June 2011, the Company entered into two research agreements with NexMed to conduct two feasibility studies on two different compounds utilizing the NexACT® technology. One study was completed in September 2011, and the Company paid a total of $40,140 for the study results and final report which is recorded as research and development expense for the three and nine months ended September 30,2011. The second study was started in third quarter of 2011 but has not yet been completed The Company has paid $18,820 for work done to-date for the second study and has recorded such amount as research and development expense for the three and nine months ended September 30, 2011. Upon completion of the study, an additional $18,820 will become due and payable.

Note F - Stock Based Compensation

The Company’s share-based compensation cost is measured at grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period on a straight-line basis.

On March 8, 2010, Dr. Ziad Mirza and Mr. Mohammed Nasser were appointed to serve on the Board of Directors. In addition, Dr. Mirza was appointed to serve as the Acting Chief Executive Officer. In consideration for their services to the Company, the Board of Directors approved the issuance of 100 and 25 shares of common stock to Dr. Mirza and Mr. Nasser, respectively, for their services rendered to the Company. The shares were valued at $6 per share and the Company recorded expense of $750 for such issuance of shares. Due to absence of contemporaneous third-party transactions and lack of objective business information for an independent appraisal, the fair value per share was equal to the value at which the original issuance of shares to Bio-Quant took place for the purchase of assets by FasTrack in accordance with the FasTrack-BQ agreement.

On January 21, 2011, the Company appointed Ms. Vivian Liu to serve on its Board of Directors, and also approved her appointment as its President and Chief Executive Officer. Ms. Liu and the Board of Directors agreed that Ms. Liu would forego collecting salary until the Company has raised an aggregate of $500,000 or more in cash, excluding the $250,000 cash infusion from Apricus Bio as discussed in Footnote E. As part of her compensation, Ms. Liu received 6% of the Company’s outstanding equity shares in the form of 273 shares of restricted stock (the "Restricted Stock"). Commencing on the first day of employment, and thereafter on the first of each month for a total of thirty-six months, the restriction on 1/36 of the Restricted Stock would be removed, so long as Ms. Liu remained employed as the Company’s Chief Executive Officer. In the event Ms. Liu’s employment is terminated prior to the last restriction removal, Ms. Liu would immediately forfeit the remaining Restricted Stock. In the event the Company was acquired before the last restriction removal, the Company agreed to immediately remove the restriction on the remaining Restricted Stock. As such, the Company recognized $138 for 23 vested shares and $414 for 69 vested shares as compensation expense for the three and nine months ended September 30, 2011, respectively. Due to absence of contemporaneous third-party transactions and lack of objective business information for an independent appraisal, the fair value per share was equal to the value at which the original issuance of shares to Bio-Quant took place for the purchase of assets by FasTrack in accordance with the FasTrack-BQ agreement ($6/per share).

15

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

As of September 30, 2011, 203 shares remained unvested. The related unrecognized compensation expense in the amount of approximately $1,218 associated with the unvested shares will be recognized on a monthly basis through the end of the vesting period or December 31, 2013. In the event the Company successfully completes the plan of merger with North Horizon, Inc. as discussed in Note I), the unvested shares will vest fully upon closing of the merger transaction.

The stock granted to Ms. Liu contains anti-dilution provision, as follows: if additional shares of stock will be issued during the vesting period, Ms. Liu will also be issued additional shares in such a way, that she would retain 2%, 4% and 6% ownership of the Company at 12, 24 and 36 month anniversary of the grant. No additional shares were issued through June September 30, 2011. If additional shares are to be issued, a compensatory charge will be recognized.

Note G - Income Taxes

At December 31, 2010, FasTrack had approximately $33,814 of federal net operating loss carry forwards. Change in ownership provisions of the IRC, the availability of the Company’s net operating loss carry forwards may be subject to annual limitations against taxable income in future periods, which could substantially limit the eventual utilization of such carry forwards.  The Company has not analyzed the historical or potential impact of its equity financings on beneficial ownership and therefore no determination has been made whether the net operating loss carry forward is subject to any IRC Section 382 limitation.  To the extent there is a limitation, there would be a reduction in the deferred tax asset with an offsetting reduction in the valuation allowance.

The Company has adopted the provisions of ASC 740-10-25. ASC 740-10-25 provides recognition criteria and a related measurement model for uncertain tax positions taken, or expected to be taken in income tax returns. ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company’s Federal income tax returns for 2010 to 2008 are still open and subject to audit.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain. Accordingly, the Company has not recorded a liability for unrecognized tax benefits upon adoption of ASC 740-10-25. There continues to be no liability related to unrecognized tax benefits at June 30, 2011.

Note H - Commitments

On January 18, 2011, the Company entered into a Financial Advisory and Consulting Agreement with Dawson James Securities, Inc., (the “Consultant”) for a term of 12 months (the “Term”). In the event of a sale or merger of the Company during the Term, the Company would pay the Consultant, $50,000 and warrants to purchase shares of the Company’s common stock, equivalent to 2.5% of the Company’s outstanding common stock, on a fully-diluted basis. Such warrants would have a term of seven years from issuance and have an exercise price of $0.01 per share.

16

FASTRACK PHARMACEUTICALS, INC. AND SORENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
September 30, 2011 and 2010

See Note E [3] for potential future payments due pursuant to the research and development agreement with NexMed.

Note I – Merger Agreement

On July 13, 2011, the Company entered into a Merger Agreement and Plan of Merger with North Horizon, Inc., (trading symbol: NORH), a company with no current operations, and its stock listed on the electronic Bulletin Board. Under terms of the agreement, FasTrack will become a wholly-owned subsidiary of North Horizon.

In the transaction, the shareholders, convertible note holders and warrant holder of FasTrack will receive the number of shares comprising 92% of the fully diluted shares of North Horizon as of the closing, which shares will be issued after a reverse split.

Prior to closing, North Horizon will amend its Articles of Incorporation to change its name to Innovus Pharmaceuticals, Inc. and increase its authorized capital to 150,000,000 shares of common stock, par value of $0.001 per share, and North Horizon will adopt a recapitalization by a 10:1 reverse stock split for the issued and outstanding shares of North Horizon common stock.

Currently, North Horizon has 13,251,250 shares of common stock outstanding. The reverse stock split will reduce that number to 1,325,125. To acquire the shares of FasTrack, North Horizon will issue to FasTrack shareholders, convertible note holder and warrant holder, on a fully diluted basis, approximately 15,238,938 shares (post reverse split). When these shares are fully issued, the Company will then have approximately 16,564,063 common shares outstanding.

17

EisnerAmper LLP 2015 Lincoln Highway, PO Box 988 Edison, NJ 08818 T 732.287.1000 F 732.287.3200 www.eisneramper.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
FasTrack Pharmaceuticals, Inc.

We have audited the accompanying combined balance sheets of FasTrack Pharmaceuticals, Inc. (the “Company”) and Sorrento Pharmaceuticals, Inc. as of December 31, 2010 and December 31, 2009 and the related combined statements of operations, changes in stockholders’ deficit and cash flows for the years then ended and for period from inception (October 31, 2008) to December 31, 2010.  These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and has limited liquidity which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of FasTrack Pharmaceuticals, Inc. (the “Company”) and Sorrento Pharmaceuticals, Inc. as of December 31, 2010 and December 31, 2009, and the results of their combined operations and their combined cash flows for the years then ended and for period from inception (October 31, 2008) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

June 17, 2011
Edison, New Jersey

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Combined Balance Sheets

	March 31,	December 31,
	2011 (unaudited)	2010	2009
Assets
Current assets
Cash	$5,785	$1,650	$976

Total assets	$5,785	$1,650	$976

Liabilities and Stockholders' Deficit
Current liabilities
Loan from Officers	$23,603	$18,600	$1,100
Accounts payable	7,533	10,034	-
Notes payable - Apricus Bio/Bio-Quant	200,952	200,952	379,858
Interest payable	23,569	23,569	7,246
Note payable- BMSA	15,000	-	-
Total liabilities	270,657	253,155	388,204

Commitments and Contingencies

Stockholders' deficit
FasTrack Common stock, $.0001 par value, 50,000,000 shares authorized, 4,821, 4,504 and 4,379 shares issued and outstanding at March 31, 2011, December 31, 2010 and December 31, 2009, respectively.	-	-	-
Additional paid-in capital	253,825	242,666	37,020
Accumulated deficit	(518,697)	(494,171)	(424,248)

Total stockholders' deficit	(264,872)	(251,505)	(387,228)

Total liabilities and stockholders' deficit	$5,785	$1,650	$976

The accompanying notes are an integral part of these combined financial statements.

FASTRACK PHARMACEUTICALS AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Combined Statements of Operations

	For the Three Months Ended		For the Year Ended		October 31, 2008
	March 31,		December 31,		(Inception) through
	2011 (unaudited)	2010 (unaudited)	2010	2009	March 31, 2011
Costs and expenses
Research and development	$-	$-	$-	$20,000	$20,000
General and administrative	20,206	32,467	53,601	124	73,931
Total costs and expenses	20,206	32,467	53,601	20,124	93,931

Loss from operations	(20,206)	(32,467)	(53,601)	(20,124)	(93,931)

Other income (expense)
Interest expense	(4,320)	(7,580)	(16,322)	(7,246)	(27,888)
Total other income (expense)	(4,320)	(7,580)	(16,322)	(7,246)	(27,888)

Net income (loss)	$(24,526)	$(40,047)	$(69,923)	$(27,370)	$(121,819)

The accompanying notes are an integral part of the combined financial statements.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Combined Statements of Changes in Stockholders' Deficit

	FasTrack			Deficit
	Common	Common		Accumulated During
	Stock	Stock	Additional	The Development	Total
	(Shares)	(Amount)	Paid-In Capital	Stage	Stockholders' Deficit
Balance at October 31, 2008 (Inception)	-	$-	$-	$-	$-

Balance on December 31, 2008	-	-	-	-	-

Issuance of common stock - FasTrack	4,379	-	26,020	-	26,020

Issuance of common stock - Sorrento	-	-	11,000	-	11,000

Deemed distribution for the value of assets acquired from Bio-Quant	-	-	-	(396,878)	(396,878)

Net loss for the year ended December 31, 2009	-	-	-	(27,370)	(27,370)

Balance at December 31, 2009	4,379	$-	$37,020	$(424,248)	$(387,228)

Issuance of common stock for compensation of board members (Mirza and Nasser)	125	-	750	-	750

Deemed contribution for the value of assets sold to Apricus Bio	-	-	204,896	-	204,896

Net loss for the year ended December 31, 2010	-	-	-	(69,923)	(69,923)

Balance at December 31, 2010	4,504	$-	$242,666	$(494,171)	$(251,505)

Issuance of common stock for services rendered - (unaudited)	44	-	7,000	-	7,000

Issuance of common stock for compensation of officer (Liu) - (unaudited)	273	-	138	-	138

Deemed contribution from forgiveness of interest (unaudited)	-	-	4,021	-	4,021

Net Loss for the three months ended March 31, 2011 (unaudited)	-	-	-	(24,526)	(24,526)

Balance at March 31, 2011 (unaudited)	4,821	$-	$253,825	$(518,697)	$(264,872)

The accompany notes are an integral part of these combined financial statements.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Combined Statements of Cash Flows

	For the Three	For the Three			October 31, 2008
	Months Ended	Months Ended	For the Year Ended		(Inception) through
	March 31, 2011	March 31, 2010	December 31,		March 31, 2011
	(unaudited)	(unaudited)	2010	2009	(unaudited)

Net income (loss)	$(24,526)	$(40,047)	$(69,923)	$(27,370)	$(121,819)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Interest charge forgiven by Apricus Bio	4,020	-	-	-	4,020
Non-cash compensation expense	138	-	750	-	888

Research and development expense recognized upon purchase of assets from La Jolla Pharmaceuticals Company	-	-	-	20,000	20,000
Legal expenses paid directly by Bio-Quant resulting in an increase in notes payable - Bio-Quant	-	24,477	25,990	-	25,990

(Decrease) increase in accounts payable	4,500	-	10,034		14,534
Increase in interest payable	-	-	16,323	7,246	23,569

Net cash used in operating activities	(15,868)	(15,570)	(16,826)	(124)	(32,818)

Proceeds from issuance of loan from officers	5,003	17,500	17,500	1,100	23,603
Proceeds from short-term borrowing-BMSA	15,000	-	-	-	15,000

Net cash provided by financing activities	20,003	17,500	17,500	1,100	38,603
	4,135	1,930	674	976	5,785

Cash, beginning of period	1,650	976	976	-	-
Cash, end of period	$5,785	$2,906	$1,650	$976	$5,785

Non-Cash Financing Activities:
Issuance of notes to Bio-Quant in exchange for in process research and development and development projects				$359,858	$359,858
Issuance of common stock of FasTrack and Sorrento to Bio-Quant in exchange for in process research and development projects				37,020	37,020
Total deemed distribution, since transaction was with entity under common control				396,878	396,878

Cancellation of note payable to Apricus Bio and recognition of deemed contribution for the value of cancelled note			$204,896		204,896

Issuance of 44 shares of common stock for a settlement of 7,000 of accounts payable balance	$(7,000)				(7,000)

The accompanying notes are an integral part of these combined financial statements.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note A - Organization, Major Transactions and Portfolio

FasTrack Pharmaceuticals, Inc., (FasTrack or the “Company”) was incorporated in the State of Delaware on October 31, 2008 and commenced operations on October 1, 2009. FasTrack is a specialty pharmaceutical company focusing on the development of innovative pharmaceutical products.  The Company develops ethical therapeutic drugs based on the Company’s unique delivery platforms and knowhow.  Upon the acquisition of the Sorrento Pharmaceuticals Inc. (“Sorrento”) assets and liabilities in March 2011 (the merger), the Company also began to focus on OTC opportunities.  Sorrento as incorporated in the state of Delaware on October 31, 2008 and commenced operations on October 1, 2009.  The Company is considered a development stage company.  As discussed in Footnote C, these financial statements present the combined financial statements of FasTrack and Sorrento since inception because the two entities have common ownership, interests, financing, and ultimately the operations were combined.  All assets and liabilities between FasTrack and Sorrento are recorded at historical cost, since these were transactions among entities under common control.

[1]	Major transactions:

FasTrack and Sorrento were formed by the shareholders of Bio-Quant, Inc., (“Bio-Quant”) a contract research organization for the pharmaceutical industry that has been in existence since 2000.  In 2008, Bio-Quant decided to focus on its core business of pre-clinical testing services and therefore formed FasTrack and Sorrento, and, in 2009, sold its pharmaceutical assets to the two companies, for FasTrack to focus on the development of ethical therapeutic (“Rx”) and for Sorrento on Over-the Counter (“OTC”) products.  Both FasTrack and Sorrento had limited operations during 2009 and 2010, as their funding was severely limited.

Bio-Quant was acquired by Apricus Biosciences, Inc. (Nasdaq: APRI) (“Apricus Bio”) in December 2009.  NexMed (U.S.A.), Inc., (“NexMed”) is a wholly owned subsidiary of Apricus Bio.  As such, throughout the financial statements Bio-Quant, Apricus Bio and NexMed may be used interchangeably, but shall represent the same entity.

On October 1, 2009, FasTrack entered into an Asset Purchase Agreement with Bio-Quant (the “FasTrack-BQ Agreement”).  Pursuant to the terms of the FasTrack-BQ Agreement, FasTrack acquired the rights to PrevOnco™, its back-up compound, and another early stage cancer product candidate.   The total purchase price was $276,020, which was paid in 4,379 shares of the common stock of FasTrack valued at $26,020 and a promissory note for $250,000 (the “FasTrack Promissory Note”).  Due to fact that parties to the transaction were considered entities under common control, the purchase price was recorded at carrying value of the seller, which was zero.  The excess cost of the value in the amount of $276,020 was recorded as a deemed distribution to the seller with a direct charge to Accumulated Deficit. $204,896 of the FasTrack Note was cancelled in March 2010 pursuant to the FasTrack-NexMed Agreement.  See Footnote E.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note A - Organization, Major Transactions and Portfolio

[1]	Major transactions: (continued)

In 2009, FasTrack purchased SSAO inhibitors compound technology from La Jolla Pharmaceutical Company (“La Jolla”) (a non-related entity) for approximately $20,000.  The purchase was paid for by Bio-Quant and thus FasTrack issued a demand note to Bio-Quant for the same face amount.  See “Promissory Notes” footnote for further discussion.  The purchase price was recorded as an expense pursuant to our accounting policy for research and development costs.  See Footnote C.

On October 1, 2009, Sorrento entered into an Asset Purchase Agreement with Bio-Quant (the “Sorrento-BQ Agreement”).  Pursuant to the terms of the Sorrento-BQ Agreement, Sorrento acquired the rights of Apeaz™ and Regia™.  The total purchase price was $120,858, which was paid in 4,379 shares of the common stock of Sorrento, valued at $11,000 and a promissory note for $109,858 (the “Sorrento Promissory Note”). Due to fact that parties to the transaction were considered entities under common control, the purchase price was recorded at carrying value of the seller, which was zero.  The excess cost of the value in the amount of $109,858 was recorded as a deemed distribution to the seller with a direct charge to Accumulated Deficit.  See Footnote E for further information.

In March 2010, FasTrack sold the development rights of PrevOnco™, a Phase 2/3 treatment for liver cancer that was granted orphan drug designation by the FDA (the “FasTrack-NexMed Agreement”) in August 2008, to NexMed in exchange for a share of any future revenue generated from the successful licensing of PrevOnco™ to a development/commercialization partner, and the cancellation of $204,896 of the FasTrack promissory note.  Due to fact that the parties to the transaction were considered entities under common control, the cancellation of the promissory note was recorded as an equity contribution with a direct credit to Additional Paid-In Capital of $204,896.

In March 2011, the shareholders of the FasTrack and Sorrento decided to combine operations in an effort to better position the combined entity for new investors.  The two companies entered into an Asset Purchase Agreement dated March 16, 2011 whereby FasTrack acquired Sorrento’s assets and liabilities (the “FasTrack-Sorrento March 2011 Agreement”).  Because both companies were controlled by the same group of shareholders, for financial reporting purposes, these financial statements combine the accounts of both Sorrento and FasTrack since inception.

On April 4, 2011, FasTrack and Apricus Bio entered into an Asset Purchase Agreement (the “FasTrack-Apricus Bio Agreement”), pursuant to which, FasTrack sold the patent portfolio for the backup compound for PrevOnco™ to Apricus Bio.  As a consideration for this compound, Apricus Bio granted FasTrack (a) worldwide license to Apricus Bio’s permeation enhancer patents and patent applications and (b) an exclusive license as to the combination of the specific drug chosen by FasTrack and NexACT® drug delivery technology, owned by Apricus Bio.  Additional terms of the transactions are further described in Note I.

As part of the April 4, 2011 transaction, we also received $250,000 in exchange for issuing to Apricus Bio a secured convertible note.  At the same time various on demand notes and interest payable to Apricus Bio were combined into one secured convertible note in the amount of $224,520.  See Footnote I for further information.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note A - Organization, Major Transactions and Portfolio (continued)

[2]	Portfolio of products:

FasTrack has a development platform of highly selective SSAO inhibitors, or an enzyme that has been implicated in inflammatory responses in many tissues and organs. SSAO, also known as vascular adhesion protein-1 or VAP-1, is a dual-function molecule with enzymatic and cell adhesion activities.  FasTrack’s SSAO inhibitors are designed to reduce inflammation by blocking the white blood cells and reducing the levels of inflammatory mediators.    La Jolla had developed a new treatment for Lupus based on the SSAO platform, and the La Jolla product failed in late-stage clinical studies. FasTrack management acquired the SSAO patent portfolio based on their belief that the SSAO platform still has the potential to generate significant value if applied for the right medical indication.  However, since the acquisition of the SSAO platform from La Jolla, FasTrack has done minimal work with it due to insufficient resources.  To advance a program based on the SSAO platform would require significant resources, which FasTrack does not have, and there is also no assurance that even with the proper financial resources, it could successfully advance a development program based on the SSAO platform.

FasTrack’s OTC pipeline is comprised of Apeaz™ and Regia™, indicated for pain relief, and bleeding of the gums, respectively.  APEAZ™ is an FDA-compliant arthritis cream that targets the delivery of the different active ingredients to various layers of the skin and muscle where the drug is needed.  The product was previously sold through a U.S. distributor, with peak annual sales reaching approximately $500,000 per year.  However, since the distributor went out of business, further sales efforts were not pursued.  Regia™ is a natural plant-derived, anti-microbial agent, shown to reduce bleeding of the gums when incorporated into OTC products such as mouthwash.  The Company has an issued US patent covering Regia™, and has corresponding applications pending in selected international markets.  FasTrack intends to explore opportunities to out license the Regia™ patent portfolio.

As part of the consideration for the acquisition of the PrevOnco™ intellectual property portfolio, Apricus Bio granted FasTrack the right to develop two products based on the NexACT® drug delivery technology. NexACT® is a clinically validated multi-route, drug delivery technology which utilizes patented novel excipients or "penetration enhancers," that, when incorporated into drug formulations, may improve absorption and bioavailability. Varying the concentration of the NexACT® enhancer allows for local or systemic delivery of drug, as desired.   The Company has yet to determine the treatment indications for the two products, which are subject to acceptance by Apricus Bio.

Note B - Liquidity, Capital Resources and Going Concern

The Company has experienced net losses and negative cash flows from operations each year since its inception.  Through December 31, 2010, FasTrack had an accumulated deficit of $ 494,171.  The Company’s operations have been financed through advances from officers and directors and from Bio-Quant.  FasTrack has not yet had sufficient funds to significantly develop its technologies.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note B - Liquidity, Capital Resources and Going Concern (continued)

As a result of its losses to date, expected losses in the future, limited capital resources and accumulated deficit, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company’s continuation is based on the Company’s ability to generate or obtain sufficient cash to meet our obligations on a timely basis and ultimately to attain profitable operations.   The Company anticipates that it will continue to incur significant losses at least until successful commercialization of one or more of its products.

At December 31, 2010, the Company had $1,650 in cash.  On March 4, 2011 FasTrack issued a short-term promissory note (the “Note”) in a principal amount of $15,000 to an entity controlled by a member of its Board of Directors.  Interest accreted on the Note on a monthly basis at a rate of 8% per annum.   On April 4, 2011, FasTrack sold the patents for the backup compound for PrevOnco to Apricus Bio.  As part of the sale, FasTrack received $250,000 in exchange for issuing to Apricus Bio, a secured convertible note, which bears interest at 4.25% per annum.   As a result of consolidating all of the notes and interest due to Apricus Bio, an aggregate of $474,520 is due in April 2013.  The Company will be required to raise additional funding to further its development projects.

The Company has engaged an investment banker to undertake a private placement, which may also include a reverse merger into a public shell entity.  There can be no assurance these transactions can be successfully consummated.

Note C - Summary Of Significant Accounting Policies

[1]	Basis of presentation and principles of consolidation:

The purchase of net assets by FasTrack from Sorrento (the merger) in March of 2011 falls under definition of transactions between entities under common control (ASC 805-50 “Business Combinations”). As such, the financial statements of FasTrack and Sorrento are presented on a combined basis, as if the merger occurred since inception of each company.  The effects of intra-entity transactions are eliminated.

The purchase and sale of assets from Bio-Quant also is considered transactions with entities under common control, and therefore the transactions are recorded at historical cost, and as deemed contributions or distributions.

[2]	Unaudited interim financial statements:

The financial statements as of March 31, 2011 and 2010 and for the three   months periods then ended are unaudited and have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.  These interim unaudited combined financial statements should be read in conjunction with the financial statements and notes contained herein for the years ended December 31, 2010 and 2009.  Operating results for the three months ended March 31, 2011 are not necessarily indicative of annual results or any other period.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note C - Summary Of Significant Accounting Policies (continued)

[3]	Cash:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains its cash in bank deposit and other accounts.

[4]	Fair value of financial instruments:

The Company’s financial instruments, including cash, accounts payable, and notes payable are reflected in the accompanying financial statements at carrying value, which approximates fair value because of the short-term maturity of these instruments.

[5]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying financial statements include the fair value of stock granted to employees, consultants, directors and investors.

[6]	Stock based compensation:

The Company’s share-based compensation cost is measured at grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period on a straight-line basis.

[7]	Research and development:

In instances where the Company enters into agreements with third parties for clinical trials, manufacturing and process development, research and other consulting activities, costs are expensed as services are performed.  The Company has not yet incurred any such costs to date, but expects to incur such types of cost during 2011. Costs associated with patents and licenses for in process research and development projects acquired to date have been expensed as there is no assurance of commercial success or alternative use for the technology.

[8]	Income taxes:

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The Company establishes a valuation allowance against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note C - Summary Of Significant Accounting Policies (continued)

[9]	Income taxes: (continued)

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than fifty percent likely of being realized upon ultimate settlement.

[10]	Impact of recently issued accounting pronouncements:

The Company adopted Accounting Standards Codification (“ASC”) No. 820, “Fair Value Measurements” effective January 1, 2009. Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e, the “exit price”) in an orderly transaction between market participants at the measurement date.  In determining fair value, the Company uses various valuation approaches. The hierarchy of those valuation approaches is broken down into three levels based on the reliability of inputs as follows:

Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The valuation under this approach does not entail a significant degree of judgment.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability, (e.g., interest rates and yield curves observable at commonly quoted intervals or current market) and contractual prices for the underlying financial instrument, as well as other relevant economic measures.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The adoption did not have significant effect on the Company’s financial statements.

During 2010, the Company adopted AS Update 2010-09 to ASC Topic 855 “Subsequent Events”, which applies provision of “Subsequent Events” Topic to revised financial statements and amends the Topic to include the definition of an SEC filer and other SEC filer specific provisions. The update did not have any impact on the Company’s financial statements.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note C - Summary Of Significant Accounting Policies (continued)

[11]	Subsequent events:

The Company has evaluated subsequent events relating to the period ended March 31, 2011, through to and including June 17, 2011, the date the Company’s financial statements were available for issuance.

Note D - Promissory Notes

All debt transactions described in this footnote are deemed to be transactions with related parties.  The following summarizes promissory note activities with Apricus Bio:

Borrowing from Bio-Quant pursuant to the FasTrack-BQ Agreement- October 2009	$250,000

Borrowing from Bio-Quant for purchase of SSAO inhibitors- October 2009	20,000
Borrowing pursuant to Sorrento-Bio-Quant Agreement- October 2009	109,858

Balance at December 31, 2009	$379,858
Cancellation of note pursuant to FasTrack-NexMed Agreement- March 2010	(204,896)
Demand note issued for payment of certain legal expenses By Apricus Bio on behalf of FasTrack	25,990

Balance at December 31, 2010 and March 31, 2011	$200,952

All the notes issued since commencement of operations in October 2009 and through March 31, 2011 were demand notes bearing interest of 8% per annum.

Interest expense recorded to Apricus Bio amounted to $7,246, $16,322, $7,580 and $4,320 for the years ended December 31, 2009 and 2010, and the three month periods ended March 31, 2010 and March 31, 2011, respectively.  No interest was paid on the notes since inception until March 31, 2011.  On April 4, 2011, pursuant to the terms of the FasTrack-Apricus Bio Agreement, the above demand notes payable to Apricus Bio were combined into one secured convertible note plus accrued interest in the amount of $224,500.  See Footnotes A and I for further information.

Apricus Bio forgave FasTrack interest charge on the $200,952 note outstanding for the duration of three month period ended March, 31 2011.  The amount of forgiven interest was $4,021.  The Company considers the forgiveness a deemed dividend and recorded the charge to interest expense against additional paid in capital for the period ended March 31, 2011.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note D - Promissory Notes (continued)

On March 4, 2011 FasTrack issued a short-term promissory note (in a principal amount of $15,000 to Baltimore Medical and Surgical Associates, PA (the “BMSA Note”) an entity controlled by Dr. Ziad Mirza, a member of the Company’s Board of Directors.  The BMSA Note was due on April 15, 2011 and could be prepaid by the Company at any time without penalty.  Interest accreted on the Note on a monthly basis at a rate of 8% per annum.  On April 5, 2011, the Company repaid the principal and interest accrued of the BMSA Note.

Note E - Other Related Party Transactions:

[1]	Expenses:

In January 2010, the FasTrack Board of Directors approved $7,000 in payment to Dr. Bassam Damaj, a shareholder of the Company and CEO of Apricus Bio, to cover the Company’s 2010 overhead expenses, which were being incurred by Dr. Damaj.  The two parties agreed that in the event the Company could not pay in cash, Dr. Damaj would be entitled to 1% of the Company’s outstanding equity based on its shares outstanding as of January 15, 2011.   On February 7, 2011, FasTrack issued 44 shares to Dr. Damaj in lieu of a $7,000 cash payment.

In January 2010, the Sorrento Board of Directors approved $7,000 in payment to Dr. Bassam Damaj, to cover the Company’s 2010 overhead expenses, which were being incurred by Dr. Damaj.  The two parties agreed that in the event the Company could not pay in cash, Dr. Damaj would be entitled to 1% of the Company’s outstanding equity based on its shares outstanding as of January 15, 2011.   In March 2011, Sorrento elected to pay Dr. Damaj in cash.  The liability was paid in April 2011.

From October 1, 2009 until 2011 various Board members and officers of the Company either advanced cash loans to the Company or incurred expenses on behalf of the Company.  These transactions were necessary to pay for various administrative expenses.  Such advances and expenses ranged from $600 to $5,000.  Substantially all such advances were repaid in due course after receipt of cash raised with April 4, 2011 secured convertible promissory note issued to Apricus Bio.

[2]	Asset purchase agreements:

On October 1, 2009, FasTrack entered into an Asset Purchase Agreement with Bio-Quant (“the FasTrack-BQ Agreement”).  Pursuant to the terms of the FasTrack-BQ Agreement, FasTrack acquired the rights to PrevOnco™ and another early stage cancer product candidate.   The total purchase price was $276,020, which was paid in 4,379 shares of FasTrack’s common stock valued at $26,020 and the issuance of the $250,000 FasTrack Promissory Note.  See Footnote A.

On October 1, 2009, Sorrento entered into an Asset Purchase Agreement with Bio-Quant (the Sorrento-BQ Agreement”).  Pursuant to the terms of the Sorrento-BQ Agreement, Sorrento acquired the rights of Apeaz™ and Regia™.  The total purchase price was $120,858, which was paid in 4,379 shares of Sorrento’s common stock, valued at $11,000 and the issuance of the Sorrento Promissory Note.  See Footnote A.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note E - Other Related Party Transactions (continued)

[2]	Asset purchase agreements: (continued)

On March 10, 2010, FasTrack entered into an Asset Purchase Agreement with NexMed (the “FasTrack-NexMed Agreement”).  Pursuant to the terms of the FasTrack-NexMed Agreement, FasTrack sold the development rights of PrevOnco™ to NexMed in exchange for cancellation of $204,896 of the FasTrack Promissory Note and in the event NexMed successfully licenses the product, 50% of the net proceeds, which is defined as the gross proceeds less 115% of the aggregate development expenses incurred by NexMed.

On March 16, 2011, FasTrack and Sorrento entered into an Asset Purchase Agreement, (the “FasTrack-Sorrento Agreement”).  According to the terms of the FasTrack-Sorrento Agreement, the Company acquired the development and commercialization rights to Apeaz™ and Regia™.  In consideration for those rights, FasTrack agreed to assume the liabilities of Sorrento, comprised of immediately payable expenses of $22,600 and $120,208 for the interest and principal, respectively, due on the Sorrento Note.  Since these two entities are considered entities under common control, the combination was accounted for at historical costs.

Since all of the above three transactions are considered transactions with entities under common control, they have been reflected at historical carrying value (nil) and as equity transactions - deemed contributions or distributions.

Note F - Stock Based Compensation

On March 8, 2010, Dr. Ziad Mirza and Mr. Mohammed Nasser were appointed to serve on the Board of Directors.  In addition, Dr. Mirza was appointed to serve as the Acting Chief Executive Officer.  In consideration for their services to the Company, the Board of Directors approved the issuance of 100 and 25 shares of common stock to Dr. Mirza and Mr. Nasser, respectively, for their services rendered to the Company. The shares were valued at $6 per share and the Company recorded expense of $750 for such issuance of shares.  Due to absence of contemporaneous third-party transactions and lack of objective business information for an independent appraisal, the fair value per share was equal to the value at which the original issuance of shares to Bio-Quant took place for the purchase of assets by FasTrack in accordance with the FasTrack-BQ agreement.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note F - Stock Based Compensation (continued)

On January 21, 2011, the Company appointed Ms. Vivian Liu to serve on its Board of Directors, and also approved her appointment as its President and Chief Executive Officer.  Ms. Liu and the Board of Directors agreed that Ms. Liu would forego collecting salary until the Company has raised an aggregate of $500,000 or more in cash, excluding the $250,000 cash infusion from Apricus Bio as discussed in Footnote E.  As part of her compensation, Ms. Liu received 6% of the Company’s outstanding equity shares in the form of 273 shares of restricted stock (the "Restricted Stock"). Commencing on the first day of employment, and thereafter on the first of each month for a total of thirty-six months, the restriction on 1/36 of the Restricted Stock would be removed, so long as Ms. Liu remained employed as the Company’s Chief Executive Officer.   In the event Ms. Liu’s employment is terminated prior to the last restriction removal, Ms. Liu would immediately forfeit the remaining Restricted Stock.  In the event the Company was acquired before the last restriction removal, the Company agreed to immediately remove the restriction on the remaining Restricted Stock.  As such, the Company recognized $138 for 23 vested shares as compensation expense for the three months ended March 31, 2011.  Due to absence of contemporaneous third-party transactions and lack of objective business information for an independent appraisal, the fair value per share was equal to the value at which the original issuance of shares to Bio-Quant took place for the purchase of assets by FasTrack in accordance with the FasTrack-BQ agreement ($6/per share).

As of March 31, 2011, 250 shares remained unvested.  The related unrecognized compensation expense in the amount of approximately $1,500 associated with the unvested shares will be recognized on a monthly basis through the end of the vesting period or December 31, 2013.

The stock granted to Ms. Liu contains anti-dilution provision, as follows:  if additional shares of stock will be issued during the vesting period, Ms. Liu will also be issued additional shares in such a way, that she would retain 2%, 4% and 6% ownership of the Company at 12, 24 and 36 month anniversary of the grant.  No additional shares were issued through March 31, 2011.  If additional shares are to be issued, a compensatory charge will be recognized.

Note G - Income Taxes

There was no current or deferred income tax provision for the years ended December 31, 2010 and 2009.  The Company’s deferred tax assets as of December 31 consist of the following:

	2010	2009

Intangibles	$7,303	$7,834
Net operating loss	33,814	4,901
Less: valuation allowance	(41,117)	(12,735)
	$-	$-

SSAO inhibitors compound technology has a tax basis of $20,000, which is amortized for tax purposes in accordance with the tax rules applicable to intangible assets, but was expensed for GAAP purposes.  The difference in treatment resulted in a deferred tax asset, which is reflected in the table above.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note G - Income Taxes (continued)

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The net increase in the total valuation allowance for the year ended December 31, 2010 was $28,382. The tax benefit assumed the Federal statutory tax rate of 34% and a state and local tax rate of 9% and has been fully offset by the aforementioned valuation allowance.

At December 31, 2010, FasTrack had approximately $33,814 of federal net operating loss carry forwards.  Change in ownership provisions of the IRC, the availability of the Company’s net operating loss carry forwards may be subject to annual limitations against taxable income in future periods, which could substantially limit the eventual utilization of such carry forwards.  The Company has not analyzed the historical or potential impact of its equity financings on beneficial ownership and therefore no determination has been made whether the net operating loss carry forward is subject to any IRC Section 382 limitation.  To the extent there is a limitation, there would be a reduction in the deferred tax asset with an offsetting reduction in the valuation allowance.

The Company has adopted the provisions of ASC 740-10-25. ASC 740-10-25 provides recognition criteria and a related measurement model for uncertain tax positions taken, or expected to be taken in income tax returns. ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company’s Federal income tax returns for 2010 to 2008 are still open and subject to audit.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain. Accordingly, the Company has not recorded a liability for unrecognized tax benefits upon adoption of ASC 740-10-25. There continues to be no liability related to unrecognized tax benefits at March 31, 2011.

Note H - Commitments

On January 18, 2011, the Company entered into a Financial Advisory and Consulting Agreement with Dawson James Securities, Inc., (the “Consultant”) for a term of 12 months (the “Term”).   In the event of a sale or merger of the Company during the Term, the Company would pay the Consultant, $50,000 and warrants to purchase shares of the Company’s common stock, equivalent to 2.5% of the Company’s outstanding common stock, on a fully-diluted basis.  Such warrants would have a term of seven years from issuance and have an exercise price of $0.01 per share.

Note I - Subsequent Events

FasTrack - Apricus Bio Agreement

On April 4, 2011, FasTrack entered into an Asset Purchase Agreement with Apricus Bio (the FasTrack-Apricus Bio Agreement”).  According to the terms of the FasTrack-Apricus Bio Agreement, FasTrack sold the patent rights for the backup compound for PrevOnco™, in exchange for Apricus Bio providing FasTrack with a) a fully funded loan of $250,000 evidenced by a secured convertible promissory note, b) a second secured convertible promissory note in the amount of $224,520, which consolidated the $200,952 of various outstanding demand notes payable to Apricus Bio (see Footnote D) and related accrued interest in the amount of $23,568 (together the “Apricus Bio Notes”, and c) the right to develop two products using the NexACT technology (see below).  The issuance of $224,520 note was considered debt restructuring.  The restructuring did not result in any material gains or losses.

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note I - Subsequent Events (continued)

FasTrack - Apricus Bio Agreement (continued)

The Apricus Bio Notes, aggregating $474,520, bear an annual variable interest rate of prime + 1% (currently 4.25%), and have a due date of April 4, 2013.   The Apricus Bio Notes are secured by a blanket first priority security interest in all of the assets of the Company.  In the event the Company completes a round of financing for more than $2,000,000 or (a “Financing”) or closes a merger or acquisition transaction (“M&A Event”) prior to the Maturity Date, any remaining principal and accrued interest outstanding and due under this Secured Convertible Promissory Note, will automatically convert on the date of the closing of such Financing or M&A Event into the Company’s shares sold in the Financing or exchanged pursuant to the M&A Event at a per share price equal to ninety percent (90%) of the price of the shares sold in the Financing or exchanged in the M&A Event. As such discount is contingent upon a qualified financing, of which there are no assurances of successful consummation, the beneficial conversion feature will be recognized if and when the qualified financing occurs.

License

Pursuant to the terms of the FasTrack - Apricus Bio Agreement on April 4, 2011 (as described in Footnote A), upon approval by Apricus Bio of a one or both products to be combined with NexACT® drug delivery technology, the individual product Licenses will be granted.  Upon grant of such product License, the Company will:

1.	Make a $500,000 up-front payment per license in the form of cash or a Secured Convertible Promissory Note

2.	Milestone and Royalty Payments:

(a)	For sales of the Licensed Product directly or as a co-marketer:

(i) Milestone Payments:

To be paid on a Licensed Product by Licensed Product basis and payable within 10 days of achievement:

-$350,000 for dosing of first patient in Phase I clinical trial;

-$750,000 for dosing of first patient in Phase II clinical trial;

-$1,250,000 for dosing of first patient in Phase III clinical trial;

-$2,500,000 for regulatory approval of Licensed Product;

-$1.5 million upon first reaching Net Sales of at least $0-$50 million;

-$3 million upon first reaching Net Sales of at least $50-$200 million;

-$6 million upon first reaching Net Sales of at least $200 million to $500 million; and

-$12 million upon first reaching Net Sales of above $500 million.

(ii) Royalties:

FASTRACK PHARMACEUTICALS, INC. AND SORRENTO PHARMACEUTICALS, INC.

(Development Stage Companies)
Notes to Combined Financial Statements
December 31, 2009 and 2010 (disclosures for the periods ended
March 31, 2011 and 2010 are unaudited)

Note I - Subsequent Events (continued)

4.5% of net sales of Licensed Products invoiced by the Company.

(b)	For Licensed Products that will be licensed by Licensee to third party sublicensees:

(i)  Milestone Payments:  The Company shall pay Apricus Bio 33 1/3% of all milestone payments it receives from any third party sublicense relating to any Product, net of its development expenses.

(ii) Royalties:  The Company shall pay Apricus Bio with the following royalties on its Net Sales received by The Company from sales of the Licensed Products by third party sublicensees.

Annual Net Profits in $	Royalty %
$0 to $5 million	20%
$5 to $10 million	25%
$10 to 15 million	30%
$15 to 20 million	35%
Greater than $20 million	40%

Royalties in (a) and (b) above will be payable on a country-by-country basis for the longer of (i) the time during which manufacture, use or sale of Licensed Product would infringe any patent rights within the Patents and (ii) 15 years from the first commercial sale of Licensed Product in such country.  Thereafter, Apricus Bio shall receive 50% of the royalty payments described above.

Reverse Merger
The Company has engaged an investment banker to undertake a private placement, which may also include a reverse merger into a public shell entity.  There can be no assurance these transactions can be successfully consummated.

INNOVUS PHARMACEUTICALS, INC.
(FKA NORTH HORIZON, INC.)
Proforma Consolidated Balance Sheet
September 30, 2011

		FasTrack, Inc.				Adjusted
	North	and Sorrento	Combined	Pro Forma		ProForma
	Horizon, Inc.	Pharmaceuticals, Inc.	Totals	Adjustments	REF	Totals
ASSETS

CURRENT ASSETS
Cash	$-	$76,844	$76,844	$-		$76,844

Total Current Assets	-	76,844	76,844	-		76,844

TOTAL ASSETS	$-	$76,844	$76,844	$-		$76,844

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$15,249	$15,249	$-		$15,249
Related party payable	62,000	-	62,000	-		62,000
Loans and notes payable	-	474,520	474,520	-		474,520

Total Current Liabilities	62,000	489,769	551,769	-		551,769

TOTAL LIABILITIES	62,000	489,769	551,769	-		551,769

STOCKHOLDERS' EQUITY

Preferred stock	-	-	-	-		-
Common stock	13,251	-	13,251	(11,926)	[1]	16,564
				15,239	[2]	-
Additional paid-in capital	3,216,591	254,099	3,470,690	(3,291,842)	[2]	175,535
				11,926	[1]	-
	-	-	-	(15,239)	[2]	-
Retained earnings (deficit)	(3,291,842)	(667,024)	(3,958,866)	3,291,842	[2]	(667,024)

Total Stockholders' Equity	(62,000)	(412,925)	(474,925)	-		(474,925)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$76,844	$76,844	$-		$76,844

INNOVUS PHARMACEUTICALS, INC.
(FKA NORTH HORIZON, INC.)
Proforma Consolidated Statements of Operations
For the Nine Months Ended September 30, 2011

						Pro-Forma
		FasTrack, Inc.				Adjusted
	North	and Sorrento	Combined	Pro Forma		Combined
	Horizon, Inc.	Pharmaceuticals, Inc.	Totals	Adjustments	REF	Totals
REVENUES	$-	$-	$-	$-		$-
COST OF SALES	-	-	-	-		-

GROSS PROFIT	-	-	-	-		-

OPERATING EXPENSES

Research and development	8,915	58,960	67,875	-		67,875

General and administrative	-	99,689	99,689	-		99,689

Total Costs and Expenses	8,915	158,649	167,564	-		167,564

OPERATING LOSS	(8,915)	(158,649)	(167,564)	-		(167,564)

OTHER INCOME (EXPENSE)

Interest expense	(750)	(14,204)	(14,954)	-		(14,954)

Total Other Income (Expense)	(750)	(14,204)	(14,954)	-		(14,954)

LOSS BEFORE INCOME TAXES	(9,665)	(172,853)	(182,518)	-		(182,518)
PROVISION FOR INCOME TAXES	-	-	-	-		-

NET LOSS	$(9,665)	$(172,853)	$(182,518)	$-		$(182,518)

INNOVUS PHARMACEUTICALS, INC.
(FKA NORTH HORIZON, INC.)
Proforma Consolidated Balance Sheet
December 31, 2010

		FasTrack, Inc.				Adjusted
	North	and Sorrento	Combined	Pro Forma		ProForma
	Horizon, Inc.	Pharmaceuticals, Inc.	Totals	Adjustments	REF	Totals
ASSETS

CURRENT ASSETS
Cash	$-	$1,650	$1,650	$-		$1,650
Other current assets	-	-	-	-		-
Total Current Assets	-	1,650	1,650	-		1,650
TOTAL ASSETS	$-	$1,650	$1,650	$-		$1,650

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$33,603	$33,603	$-		$33,603
Related party payable	48,066	18,600	66,666	-		66,666
Loans and notes payable	-	200,952	200,952	-		200,952

Total Current Liabilities	48,066	253,155	301,221	-		301,221

TOTAL LIABILITIES	48,066	253,155	301,221	-		301,221

STOCKHOLDERS' EQUITY

Preferred stock	-	-	-	-		-
Common stock	13,251	-	13,251	(11,926)	[1]	16,564
				15,239	[2]	-
Additional paid-in capital	3,213,664	242,666	3,456,330	(3,274,981)	[2]	178,036
				11,926	[1]	-
	-	-	-	(15,239)	[2]	-
Retained earnings (deficit)	(3,274,981)	(494,171)	(3,769,152)	3,274,981	[2]	(494,171)

Total Stockholders' Equity	(48,066)	(251,505)	(299,571)	-		(299,571)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$1,650	$1,650	$-		$1,650

INNOVUS PHARMACEUTICALS, INC.
(FKA NORTH HORIZON, INC.)
Proforma Consolidated Statements of Operations
For the Year Ended December 31, 2010

						Pro-Forma
		FasTrack, Inc.				Adjusted
	North	and Sorrento	Combined	Pro Forma		Combined
	Horizon, Inc.	Pharmaceuticals, Inc.	Totals	Adjustments	REF	Totals
REVENUES	$-	$-	$-	$-		$-
COST OF SALES	-	-	-	-		-

GROSS PROFIT	-	-	-	-		-

OPERATING EXPENSES

General and administrative	18,675	53,601	72,276	-		72,276

Total Costs and Expenses	18,675	53,601	72,276	-		72,276

OPERATING LOSS	(18,675)	(53,601)	(72,276)	-		(72,276)

OTHER INCOME (EXPENSE)

Interest expense	-	(16,322)	(16,322)	-		(16,322)

Total Other Income (Expense)	-	(16,322)	(16,322)	-		(16,322)

LOSS BEFORE INCOME TAXES	(18,675)	(69,923)	(88,598)	-		(88,598)
PROVISION FOR INCOME TAXES	-	-	-	-		-

NET LOSS	$(18,675)	$(69,923)	$(88,598)	$-		$(88,598)

Notes to Unaudited Pro Forma Consolidated Financial Statements

Effective July 13, 2011, North First General, Inc., “General”, a newly formed subsidiary of North Horizon, Inc. “NHI” entered into a merger agreement with FasTrack, Inc. “Fast” wherein General purchased all of the issued and outstanding shares of Fast for 92% of the post acquisition, approximately 15,238,937,  shares of restricted common stock of NHI.

Immediately after the transaction, General will cease to exist and Fast will become the surviving corporation, a wholly owned subsidiary of Innovous Pharnaceuticals, Inc.  Immediately prior to this transaction, NHI will perform a 1 share for 10 shares reverse split of its common stock and change its name to Innovous Pharnaceuticals, Inc.

Proforma adjustments reflect[1] the 1 for 10 reverse split of the shares of NHI, [2] eliminate the accumulated deficit of NHI and [2] the issuance of 15,238,937 shares of NHI in exchange for all issued and outstanding shares of Fast, resulting in a total of 16,564,062 shares outstanding.

The proforma, consolidated balance sheets and statements of operations of NHI. and Fast are presented here as of September 30, 2011 and December 31, 2010.